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EXHIBIT B                                                         Execution Copy
                                                                  --------------



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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                URS Corporation,

                               URS Holdings, Inc.

                             URS-LSS Holdings, Inc.,

                          Carlyle-EG&G Holdings Corp.,

                          Lear Siegler Services, Inc.,

                                       and

                    EG&G Technical Services Holdings, L.L.C.



                            Dated as of July 16, 2002

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                          AGREEMENT AND PLAN OF MERGER

     Agreement and Plan of Merger (this "Agreement"), dated as of July 16, 2002, by and among URS Corporation, a Delaware corporation ("Parent"); URS Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("EG&G Merger Sub"); URS-LSS Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Lear Merger Sub" and together with EG&G Merger Sub, the "Merger Subs"); Carlyle-EG&G Holdings Corp., a Delaware corporation ("EG&G" or a "Target Company"); Lear Siegler Services, Inc., a Delaware corporation ("Lear" or a "Target Company" and, together with EG&G, the "Target Companies"); and EG&G Technical Services Holdings, L.L.C. (the "Holder Representative").

                              W I T N E S S E T H:

     Whereas, the respective Boards of Directors of Parent, the EG&G Merger Sub and EG&G have approved the merger of EG&G with and into the EG&G Merger Sub (the "EG&G Merger"), upon the terms and subject to the conditions set forth in this Agreement;

     Whereas, the respective Boards of Directors of Parent, the Lear Merger Sub and Lear have approved the merger of Lear with and into the Lear Merger Sub (the "Lear Merger" and, together with the EG&G Merger, the "Mergers"), upon the terms and subject to the conditions set forth in this Agreement;

     Whereas, the respective Boards of Directors of Parent, the Merger Subs and the Target Companies have each determined that the Mergers and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

     Whereas, Parent, the Merger Subs and the Target Companies desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers; and

     Whereas, for federal income tax purposes, it is intended that the Mergers will qualify as tax-free reorganizations under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     Now, Therefore, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGERS

     Section 1.01 The Mergers. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), EG&G shall be merged with and into the EG&G Merger Sub at the Effective Time (as defined in Section 1.03). Following the Effective Time, the EG&G Merger Sub shall be a surviving corporation (the "EG&G Surviving Corporation") and shall succeed to and assume all the rights

                                       1.

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and obligations of EG&G in accordance with the DGCL. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Lear shall be merged with and into the Lear Merger Sub at the Effective Time (as defined in Section 1.03). Following the Effective Time, the Lear Merger Sub shall be a surviving corporation (the "Lear Surviving Corporation" and together with the EG&G Surviving Corporation, the "Surviving Corporations") and shall succeed to and assume all the rights and obligations of Lear in accordance with the DGCL. At the election of Parent, any direct wholly owned subsidiary of Parent may be substituted for the EG&G Merger Sub or the Lear Merger Sub as a constituent corporation in the Mergers; provided that any such substitute must first agree in writing to be bound by the representations, warranties, covenants and agreements set forth in this Agreement.

     Section 1.02 Closing. The closing of the Mergers (the "Closing") will take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20/th/ Floor, San Francisco, California at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto.

     Section 1.03 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger for each of the Mergers (the "Certificates of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Mergers shall become effective at such time as the Certificates of Merger are duly filed with the Secretary of State of the State of Delaware (the time the Mergers become effective being hereinafter referred to as the "Effective Time").

     Section 1.04 Effects of the Mergers. Each of the Mergers shall have the effects set forth in Section 259 of the DGCL.

     Section 1.05 Certificate of Incorporation and Bylaws of the Surviving Corporations. The Restated Certificate of Incorporation and Bylaws of the EG&G Merger Sub shall be the certificate of incorporation and bylaws, respectively, of the EG&G Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The Restated Certificate of Incorporation and Bylaws of the Lear Merger Sub shall be the certificate of incorporation and bylaws, respectively, of the Lear Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     Section 1.06 Directors and Officers of the Surviving Corporations. The directors and officers of the EG&G Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of the EG&G Merger Sub immediately prior to the Effective Time. The directors and officers of the Lear Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of the Lear Merger Sub immediately prior to the Effective Time.

                                       2.

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                                   ARTICLE II

                   EFFECT OF THE MERGERS ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

     Section 2.01 Effect on Capital Stock. As of the Effective Time, by virtue of the Mergers and without any action on the part of Parent, the Merger Subs, the Target Companies or any stockholder of the Target Companies:

          (a) Conversion of Stock of the Merger Subs. Each share of the common stock, $0.001 par value per share, of the EG&G Merger Sub then outstanding shall be converted into one share of common stock, par value $0.001 per share, of the EG&G Surviving Corporation. Each share of the common stock, $0.001 par value per share, of the Lear Merger Sub then outstanding shall be converted into one share of common stock, par value $0.001 per share, of the Lear Surviving Corporation.

          (b)  Merger Consideration. The "Merger Consideration" shall consist of
(i) the "Cash Merger Consideration," (ii) the "Common Stock Merger Consideration" and (iii) the "Bridge Preferred Stock Merger Consideration," each as defined below.

               (i) The "Cash Merger Consideration" shall (subject to adjustment as provided in Section 2.02(b)) equal $331,500,000, less the Estimated Net Debt at Closing (as defined in Section 2.02(a)), less, except for purposes of Section 4.04, the Aggregate Cash Out Amount.

               (ii) The "Common Stock Merger Consideration" shall equal 4,957,359 shares of Common Stock, par value $0.01 per share of Parent ("Parent Common Stock").

               (iii) The "Bridge Preferred Stock Merger Consideration" shall equal 100,000 shares of the Series D Convertible Participating Preferred Stock of Parent, par value $0.01 per share ("Bridge Preferred Stock").

               (iv) The "Liquidation Preference" (as defined in the Certificate of Designations of the Bridge Preferred Stock and the Certificate of Designations for the Permanent Preferred Stock, respectively) of each share of Bridge Preferred Stock or Permanent Preferred Stock, as the case may be, at the Effective Time shall equal the quotient of (A) (x) $168,500,000 multiplied by the greater of (i) the quotient of the Parent Closing Stock Price (as defined below) divided by the Parent Stock Price (as defined below) and (ii) 93% less
(y) the Common Stock Merger Consideration multiplied by the Parent Closing Stock Price (the result of clause (A) being referred to herein as the "Aggregate Bridge Preferred Liquidation Value"), divided by (B) 100,000; provided, however, that in no event shall the "Aggregate Bridge Preferred Liquidation Value" exceed the product of the Parent Closing Stock Price multiplied by 2,742,641.

               (v) The "Conversion Price" (as defined in the Certificate of Designations of the Bridge Preferred Stock and the Certificate of Designations of the Permanent Preferred Stock) at the Effective Time shall equal the Parent Closing Stock Price.

                                       3.

               (vi)   The "Parent Stock Price" shall be $26.65.

               (vii) The "Parent Closing Stock Price" shall be the average closing price of the Parent Common Stock on the New York Stock Exchange (the "NYSE") during the twenty (20) trading days immediately preceding the Closing.

               (viii) The "EG&G Cash Merger Consideration" shall equal the aggregate amount due under the EG&G Notes outstanding as of the Effective Time (other than any EG&G Notes held by holders cashed out pursuant to Section 4.04), plus 79.50% of the Cash Merger Consideration. The "EG&G Notes" shall mean the notes identified on Schedule A hereto issued to EG&G by certain management stockholders of EG&G. The "EG&G Common Stock Merger Consideration" shall be 79.62% of the Common Stock Merger Consideration. The "EG&G Bridge Preferred Stock Merger Consideration" shall be 79.62% of the Bridge Preferred Stock Merger Consideration.

               (ix) The "Lear Cash Merger Consideration" shall equal the aggregate amount due under the Lear Notes outstanding as of the Effective Time (other than any Lear Notes held by holders cashed out pursuant to Section 4.04), plus 20.50% of the Cash Merger Consideration. The "Lear Notes" shall mean the notes identified on Schedule B hereto issued to Lear by certain management stockholders of Lear. The "Lear Common Stock Merger Consideration" shall be 20.38% of the Common Stock Merger Consideration. The "Lear Bridge Preferred Stock Merger Consideration" shall be 20.38% of the Bridge Preferred Stock Merger Consideration.

          (c) Conversion of Target Companies Common Stock. Each share of Common Stock of EG&G (the "EG&G Common Stock") and Common Stock of Lear (the "Lear Common Stock" and together with the EG&G Common Stock, the "Target Companies Common Stock") (other than shares, if any, held in the treasury of a Target Company, which shares shall be automatically cancelled, and other than Dissenting Shares, as defined in Section 2.01(g)) that is issued and outstanding immediately prior to the Effective Time (other than the Cashed Out Securities), shall be converted into the right to receive the following:

               (i) EG&G Common Stock. Each holder of EG&G Common Stock shall be entitled to receive, in respect of the EG&G Common Stock held by such holder:

                      (1) a portion of the EG&G Cash Merger Consideration equal to (x) the product of (i) the number of shares of EG&G Common Stock held by such holder divided by the number of shares of EG&G Common Stock outstanding as of the Effective Time (after giving effect to the purchase of the Cashed Out Securities purchased under Section 4.04) ("Such Holder's EG&G Exchange Ratio"), multiplied by (ii) the EG&G Cash Merger Consideration minus 79.50% of the Escrowed Cash, minus (y) the aggregate principal amount, together with all accrued and unpaid interest thereon, as of the Effective Time of any EG&G Notes issued by such holder;

                      (2) a portion of the EG&G Common Stock Merger Consideration equal to Such Holder's EG&G Exchange Ratio multiplied by the EG&G Common Stock Merger Consideration; and

                                       4.

                      (3) a portion of the EG&G Bridge Preferred Stock Merger Consideration equal to (x) Such Holder's EG&G Exchange Ratio multiplied by (y) the remainder of the EG&G Bridge Preferred Stock Merger Consideration less 79.62% of the Escrowed Bridge Preferred Shares.

               (ii) Lear Common Stock. Each holder of Lear Common Stock shall be entitled to receive, in respect of the Lear Common Stock held by such holder:

                      (1) a portion of the Lear Cash Merger Consideration equal to (x) the product of (i) the number of shares of Lear Common Stock held by such holder divided by the number of shares of Lear Common Stock outstanding as of the Effective Time (after giving effect to the purchase of the Cashed Out Securities purchased under Section 4.04) ("Such Holder's Lear Exchange Ratio"), multiplied by (ii) the Lear Cash Merger Consideration minus 20.50% of the Escrowed Cash, minus (y) the aggregate principal amount, together with all accrued and unpaid interest thereon, as of the Effective Time of any Lear Notes issued by such holder;

                      (2) a portion of the Lear Common Stock Merger Consideration equal to Such Holder's Lear Exchange Ratio multiplied by the Lear Common Stock Merger Consideration; and

                      (3) a portion of the Lear Bridge Preferred Stock Merger Consideration equal to (x) Such Holder's Lear Exchange Ratio multiplied by (y) the remainder of the Lear Bridge Preferred Stock Merger Consideration less 20.38% of the Escrowed Bridge Preferred Shares.

          (d) Escrowed Merger Consideration. The "Escrowed Cash" shall equal $5,000,000. The "Escrowed Bridge Preferred Shares" shall equal the quotient of $20,000,000 divided by the Liquidation Preference, rounded down to the nearest whole share. The Escrowed Cash and the Escrowed Bridge Preferred Shares (collectively, the "Escrow Fund") shall be deposited by Parent with the Escrow Agent (as defined in the Escrow Agreement) at the Effective Time and subsequently distributed to the parties entitled thereto in accordance with the terms of the Escrow Agreement attached as Exhibit A hereto (the "Escrow Agreement"). The Escrowed Bridge Preferred Shares, and any shares of Parent Common Stock or Permanent Preferred Stock into which such shares are converted, will appear as issued and outstanding on the balance sheet of Parent and will be legally outstanding under applicable state law.

          (e) Cancellation of Target Companies Common Stock. As of the Effective Time, all shares of Target Companies Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Target Companies Common Stock shall cease to have any rights with respect thereto, except the right to receive Such Holder's EG&G Exchange Ratio and Such Holder's Lear Exchange Ratio, as applicable, of the Merger Consideration and any cash in lieu of fractional shares, upon surrender of such certificate in accordance with
Section 2.03, without interest.

                                       5.

          (f) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Target Companies Common Stock held by a person (a "Dissenting Stockholder") who has not voted in favor of or consented to the Mergers and complies with Section 262 and all other provisions of the DGCL concerning the right of holders of Target Companies Common Stock to require appraisal of their shares of Target Companies Common Stock ("Dissenting Shares") shall not be converted in the manner provided in Section 2.01(c), but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL. If, after the Effective Time, such Dissenting Stockholder withdraws such Dissenting Stockholder's demand for appraisal or fails to perfect or otherwise loses such Dissenting Stockholder's right of appraisal, in any case pursuant to the DGCL, the Target Companies Common Stock owned by such Dissenting Stockholder shall be deemed to be cancelled as of the Effective Time and shall become the right to receive, in respect of such cancelled Target Companies Common Stock, the consideration set forth in Section 2.01(c) to be delivered in exchange for a share of Target Companies Common Stock pursuant to the Mergers. The Target Companies shall give Parent prompt notice of any demands for appraisal of shares received by either of the Target Companies.

     Section 2.02  Estimated Net Debt at Closing.

          (a) Within ten (10) business days of the Closing Date, and in no event less than two (2) business days before the Closing Date, the Holder Representative shall deliver to Parent a certificate signed by the Chief Financial Officer of each of EG&G and Lear setting forth a reasonable estimate of the Net Debt at Closing of the Target Companies as of the Closing Date (the "Estimated Net Debt at Closing"), together with a written statement setting forth the calculation of such estimate.

          (b) If the Estimated Net Debt at Closing is less than the Net Debt at Closing as determined pursuant to Section 2.02(c) and (d) below (as so determined, the "Final Net Debt at Closing"), then the Cash Merger Consideration will be decreased by the amount by which the Final Net Debt at Closing exceeds the Estimated Net Debt at Closing, and if the Estimated Net Debt at Closing is greater than the Final Net Debt at Closing, the Cash Merger Consideration will be increased by the amount by which the Estimated Net Debt at Closing exceeds the Final Net Debt at Closing.

          (c) As soon as reasonably practicable following the Closing Date, and in any event within ninety (90) calendar days thereof, the Holder Representative shall prepare and deliver to Parent (i) a consolidated balance sheet of each of the Target Companies as of the Closing Date (the "Closing Balance Sheets") and
(ii) a calculation of Net Debt at Closing of the Target Companies as reflected on the Closing Balance Sheets. The Closing Balance Sheets shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with the preparation of the historical consolidated financial statements of the Target Companies, and shall fairly present the consolidated financial position of the Target Companies as of the Closing. Following the Closing, Parent shall provide the Holder Representative and its representatives full access to the records and employees of the Target Companies to the extent necessary for the preparation of the Closing Balance Sheets and shall cause the employees of the

                                       6.

Target Companies to cooperate with the Holder Representative in connection with its preparation of the Closing Balance Sheets.

          (d) If Parent shall disagree with the calculation of Net Debt at Closing, it shall notify the Holder Representative of such disagreement in writing, setting forth in reasonable detail the particulars of such disagreement, within thirty (30) days after its receipt of the Closing Balance Sheets. In the event that Parent does not provide such a notice of disagreement within such thirty (30) day period, Parent shall be deemed to have accepted the Closing Balance Sheets and the calculation of the Net Debt at Closing delivered by the Holder Representative, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided, Parent and the Holder Representative shall use commercially reasonable efforts for a period of thirty (30) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of Net Debt at Closing. If, at the end of such period, they are unable to resolve such disagreements, then KPMG LLP (or such other independent accounting firm of recognized national standing as may be mutually selected by Parent and the Holder Representative) (the "Auditor") shall resolve any remaining disagreements. The Auditor shall determine as promptly as practicable, but in any event within thirty (30) days of the date on which such dispute is referred to the Auditor, only whether the Closing Balance Sheets were prepared in accordance with the standards set forth in Section 2.02(c) and (only with respect to the remaining disagreements submitted to the Auditor) whether and to what extent (if any) Net Debt at Closing requires adjustment. The fees and expenses of the Auditor shall be paid one-half by Parent and one-half by the Holder Representative, each of which shall execute, if requested by the Auditor, a reasonable engagement letter. The determination of the Auditor shall be final, conclusive and binding on the parties. The date on which Final Net Debt at Closing is finally determined in accordance with this Section 2.02(d) is hereinafter referred to as the "Determination Date."

          (e) The Escrowed Cash (as defined in Section 2.01(d)) shall be paid by Parent to the Escrow Agent to be held in escrow pending determination of the Final Net Debt at Closing. The Escrowed Cash shall be held and invested by the Escrow Agent in accordance with the terms of the Escrow Agreement. Upon final determination of the Final Net Debt at Closing in accordance with Sections 2.02(c) and (d), each of Parent and the Holder Representative shall execute joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse the Escrowed Cash as set forth in this Section 2.02(e). If the Estimated Net Debt at Closing exceeds the Final Net Debt at Closing, then, promptly following the Determination Date, and in any event within five (5) business days of the Determination Date, (i) the Escrow Agent shall pay to the holders of Target Companies Common Stock that are entitled to receive Cash Merger Consideration pursuant to Section 2.01 hereof the Escrowed Cash, together with all interest earned on such Escrowed Cash (with 79.50% of such amount paid to holders of EG&G Common Stock according to Such Holder's EG&G Exchange Ratio and 20.50% of such amount paid to holders of Lear Common Stock according to Such Holder's Lear Exchange Ratio), and (ii) Parent shall pay to the holders of the Target Companies Common Stock that are entitled to receive the Cash Merger Consideration pursuant to Section 2.01 (in the proportions describe above in this sentence) an amount in cash equal to the excess of the Estimated Net Debt at Closing over the Final Net Debt at Closing. If the Final Net Debt at Closing exceeds the Estimated Net Debt at Closing, then, promptly following the Determination Date, and in any event within five (5) business days of the Determination Date, the Escrow Agent shall pay to

                                       7.

Parent the amount by which the Final Net Debt at Closing exceeds the Estimated Net Debt at Closing, together with all interest earned on such amount, and any remaining Escrowed Cash shall be distributed to the holders of Target Companies Common Stock in the proportions set forth in the previous sentence of this
Section 2.02(e).

     Section 2.03  Exchange of Certificates.

          (a) Funding of the Exchange Agent. Immediately prior to the Effective Time, Parent shall pay to an exchange agent (the "Exchange Agent") selected by Parent and reasonably acceptable to the Holder Representative, by wire transfer of immediately available funds, an amount (the "Funding Amount") equal to the Cash Merger Consideration, minus the Escrowed Cash, minus the amount of cash that holders of Dissenting Shares would have been entitled to receive had they been entitled to participate in the receipt of Merger Consideration, and Parent shall deliver to the Exchange Agent certificates evidencing (x) a number of shares of Bridge Preferred Stock equal to the Bridge Preferred Stock Merger Consideration, minus the number of shares of Bridge Preferred Stock that would have been issuable to holders of Dissenting Shares had they been entitled to participate in receipt of the Merger Consideration, minus the Escrowed Shares and (y) a number of shares of Parent Common Stock equal to the Common Stock Merger Consideration, minus the number of shares of Parent Common Stock that would have been issuable to holders of Dissenting Shares had they been entitled to participate in receipt of the Merger Consideration.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Target Companies Common Stock (the "Certificates") at the Effective Time, whose shares were converted into the right to receive shares of Parent Common Stock, shares of Bridge Preferred Stock and cash pursuant to Section 2.01, (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and which shall have been approved by the Holder Representative, which approval shall not be unreasonably withheld or delayed, (ii) a stockholder certification substantially in the form attached as Exhibit B (a "Stockholder Certification") and (iii) instructions for use in surrendering the Certificates in exchange for certificates representing Parent Common Stock, Bridge Preferred Stock and cash. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal and Stockholder Certification, duly executed, and such other documents as may reasonably be required by the Exchange Agent or Parent, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing that number of whole shares of Parent Common Stock and Bridge Preferred Stock which such holder has the right to receive pursuant to the provisions of Section 2.01(c), certain dividends or other distributions in accordance with Section 2.03(d), cash in lieu of any fractional share of Parent Common Stock or Bridge Preferred Stock in accordance with
Section 2.03(e), and the cash which such holder has the right to receive pursuant to the provisions of Section 2.01(c); and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Target Companies Common Stock which is not registered in the transfer records of the applicable Target Company, a certificate representing the proper number of shares of Parent Common Stock and Bridge Preferred Stock and the proper amount of EG&G Cash Merger Consideration or Lear Cash Merger Consideration, as applicable, for such shares may be issued to a person other than

                                       8.

the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock or Bridge Preferred Stock or the payment of such cash to a person other than the registered holder of such Certificate or establishes to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.03, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the shares of Parent Common Stock, shares of Bridge Preferred Stock and cash that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of Section 2.01(c), certain dividends or other distributions in accordance with Section 2.03(d) and cash in lieu of any fractional share of Parent Common Stock or Bridge Preferred Stock in accordance with Section 2.03(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

          (c) Return of Exchange Fund. Promptly following the date which is one year after the Effective Time, Parent will instruct the Exchange Agent to deliver to Parent all cash, certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent's duties will terminate. Thereafter, each holder of a Certificate that has not complied with this Section 2.03 shall thereafter look only to Parent for payment of their claim for Common Stock Merger Consideration, Bridge Preferred Stock Merger Consideration and Cash Merger Consideration.

          (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock or Bridge Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock or Bridge Preferred Stock represented thereby, and, in the case of Certificates representing Target Companies Common Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.03(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock or Bridge Preferred Stock shall not be paid to any such holder until such holder surrenders such Certificate in accordance with this Article II (at which time such holder shall be entitled to receive all such dividends or other dividends or other distributions).

          (e)  No Fractional Shares.

               (i) No certificates or scrip representing fractional shares of Parent Common Stock or Bridge Preferred Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

               (ii) Any holder of Target Companies Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock or Bridge Preferred Stock (after aggregating all fractional shares of Parent Common Stock or Bridge Preferred Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Certificates, be paid in cash the dollar amount (rounded to the nearest

                                       9.

whole cent), without interest, determined by multiplying such fraction of a share of Parent Common Stock by the Parent Closing Stock Price or such fraction of a share of Bridge Preferred Stock by the Liquidation Preference, as applicable.

          (f) No Liability. Neither Parent nor the Surviving Corporations shall be liable to any person in respect of any shares of Parent Common Stock or Bridge Preferred Stock, any dividends or distributions with respect thereto, or any cash amounts, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, the shares of Bridge Preferred Stock and the cash payable pursuant to Section 2.01(c) with respect to such Certificate, any unpaid dividends and distributions on shares of Parent Common Stock or Bridge Preferred Stock deliverable in respect thereof, and any cash in lieu of fractional shares, in each case, due to such person pursuant to this Agreement.

     Section 2.04 Certain Adjustments. If after the date hereof and on or prior to the Effective Time the outstanding shares of Parent Common Stock, Bridge Preferred Stock or Target Companies Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur, the applicable Exchange Ratio or the Common Stock Merger Consideration, as applicable, shall be proportionally adjusted to reflect such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

     Section 2.05 Holder Allocable Expenses. On or prior to the Closing Date, the Holder Representative will notify Parent and the Target Companies of the amount (the "Estimated Expense Amount") that the Holder Representative determines in good faith to be necessary to pay any accrued and unpaid expenses incurred, or to be incurred, by the Holder Representative (on behalf of the Target Companies) in connection with the consummation of the transactions contemplated hereby and the performance by the Holder Representative of its duties hereunder (which estimate may include such reserves as the Holder Representative determines in good faith to be appropriate for any Holder Allocable Expenses that are not then known and determinable), including, without limitation, (i) all fees and expenses of legal counsel and accountants of the Target Companies and the Holder Representative (on behalf of the Target Companies), (ii) all investment banking fees or other similar amounts payable to any financial advisor to the Target Companies or the Holder Representative (on behalf of the Target Companies) in connection with the transactions contemplated hereby, and (iii) all other expenses of the Holder Representative incurred in such capacity on behalf of the Target Companies (collectively, "Holder Allocable Expenses"). Immediately prior to the Closing Date, the Target Companies shall pay to the Holder Representative by wire transfer of immediately available funds in an amount equal to the Estimated Expense Amount. If the Holder Representative determines in good faith that the Estimated Expense Amount exceeds the Holder Allocable Expenses, then the Holder

                                      10.

Representative shall cause funds in the amount of such excess to be allocated in the manner set forth in Section 2.01(c) as if such excess amount were Cash Merger Consideration and distributed as so allocated.

     Section 2.06 Tax Consequences. It is intended by the parties hereto that each Merger qualify as a reorganization described in Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3 of the United States Income Tax Regulations.

     Section 2.07 Cancellation of Stockholder Notes. By virtue of the Mergers, and the reduction of the Cash Merger Consideration and the Aggregate Cash Out Amount, as applicable, paid to holders of the EG&G Notes and the Lear Notes, the EG&G Notes and the Lear Notes of such holders who have complied with Section
2.03 shall be deemed to be paid in full and cancelled as of the Effective Time.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01 Representations and Warranties of the Target Companies. Except as set forth on the disclosure schedule delivered by the Target Companies to Parent and the Merger Subs prior to the execution of this Agreement (the "Target Companies Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, each of the Target Companies jointly and severally represent and warrant to Parent and the Merger Subs as follows:

            (a) Organization, Standing and Corporate Power. Each of the Target Companies and its subsidiaries (as defined in Section 10.02) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 10.02) on the Target Companies. Each of the Target Companies and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on the Target Companies. The Target Companies have made available to Parent prior to the execution of this Agreement complete and correct copies of their respective certificates of incorporation and bylaws, each as amended to date.

            (b) Subsidiaries. Section 3.01(b) of the Target Companies Disclosure Schedule includes all the subsidiaries of the Target Companies which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")). All of the outstanding shares of capital

                                       11.

stock of, or other equity interests in, each Significant Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by the Target Companies, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") other than Permitted Liens and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except in the case of clauses (ii) and (iii) for any Liens or restrictions that would not have a material adverse effect on the Target Companies.

          (c)  Capital Structure.

               (i) The authorized capital stock of EG&G consists of 1,200,000 shares of Common Stock ($0.01 par value), of which 1,060,828 shares have been issued and are outstanding as of the date of this Agreement; and no shares of which are held as treasury shares as of the date of this Agreement. The authorized capital stock of Lear consists of 5,000,000 shares of Common Stock ($0.01 par value), of which 3,613,563 shares have been issued and are outstanding as of the date of this Agreement and no shares of which are held as treasury shares as of the date of this Agreement. All of the outstanding shares of EG&G Common Stock and Lear Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Section 3.01(c) of the Target Companies Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by a Target Company and to which any of such Target Company's shares is subject.

               (ii) EG&G has reserved 103,500 shares of EG&G Common Stock for issuance under the EG&G Stock Option Plan (the "EG&G Option Plan"), of which options to purchase 100,000 shares are outstanding as of the date of this Agreement. Lear has reserved 509,948 shares of Lear Common Stock for issuance under the Lear Stock Option Plan for Executives and Other Key Employees (the "Lear Option Plan" and, together with the EG&G Option Plan, the "Target Companies Stock Plans"), of which options to purchase 509,948 shares are outstanding as of the date of this Agreement. Section 3.01(c) of the Target Companies Disclosure Schedule accurately sets forth, with respect to each Target Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Target Company Option; (ii) the total number of shares of Target Company Common Stock that are subject to such Target Company Option; and (iii) the exercise price per share of Target Company Common Stock purchasable under such Target Company Option. Except as set forth in Section 3.01(c) of the Target Companies Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of either Target Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of either Target Company; (iii) Contract under which either Target Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Target Companies, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of either Target Company.

               (iii) All outstanding shares of Target Companies Common Stock and all outstanding Target Companies Options have been issued and granted in compliance with

                                      12.

(i) all applicable securities laws and other applicable Legal Requirements, and
(ii) all material requirements set forth in applicable Target Companies Material Contracts.

               (iv) All securities reacquired by either of the Target Companies were reacquired in compliance with (i) the applicable provisions of the DGCL and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Target Companies Material Contracts.

          (d) Authority; Noncontravention. Each of the Target Companies has requisite corporate power and authority to enter into this Agreement and (subject to receipt of approval of the Mergers by the stockholders of the Target Companies) to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Target Companies and the consummation by the Target Companies of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Target Companies and their respective Boards of Directors. This Agreement has been duly executed and delivered by each of the Target Companies and, assuming the due authorization, execution and delivery by Parent and each of the Merger Subs, constitutes a legal, valid and binding obligation of each of the Target Companies, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien (as defined in Section 10.02) upon any of the properties or assets of the Target Companies or any of its subsidiaries under, (i) the certificate of incorporation or bylaws of either of the Target Companies or the comparable organizational documents of any of their respective subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to either of the Target Companies or any of their respective subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either the Target Companies or any of their respective subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Target Companies or (y) reasonably be expected to materially impair or delay the ability of the Target Companies to perform their respective obligations under this Agreement. No Consent, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign self-regulatory agency, commission or authority or any other tribunal (each, a "Governmental Entity") is required by either of the Target Companies or any of their respective subsidiaries in connection with the execution and delivery of this Agreement by the Target Companies or the consummation by the Target Companies of the transactions contemplated hereby, except for: (1) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976

                                      13.

(the "HSR Act"); (2) the filing with the SEC of such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby; (3) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Target Companies are qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) any novations, consents or approvals required in connection with government contracts or subcontracts thereunder or similar novations, consents or approvals under any other Contracts with any other Governmental Entities; (5) any filings required under the DOD Industrial Security Manual for Safeguarding Classified Information; (6) any filings required under U.S. Export Control Laws;
(7) provision of notice pursuant to the Administrative Agreement, dated March 6, 2000, between Lear and the U.S. Air Force; and (8) such Consents, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on the Target Companies or (y) reasonably be expected to materially impair or delay the ability of the Target Companies to perform their obligations under this Agreement.

          (e)  Financial Statements.

               (i) The Target Companies have made available to Parent the following financial statements and notes (collectively, the "Target Companies Financial Statements"):

                      (A) The audited consolidated balance sheets of EG&G and its subsidiaries as of December 28, 2001 and December 31, 2000, and the related audited consolidated income statements, statements of shareholders' equity and statements of cash flows of EG&G and its subsidiaries for the years then ended, together with the notes thereto and the auditor's report relating thereto;

                      (B) the audited consolidated balance sheets of Lear and its subsidiaries as of December 31, 2001 and 2000, and the related audited consolidated income statements, statements of shareholders' equity and statements of cash flows of Lear and its subsidiaries for the years then ended, together with the notes thereto and the auditor's report relating thereto;

                      (C) the unaudited consolidated balance sheet of EG&G and its subsidiaries as of May 24, 2002 (the "EG&G Unaudited Interim Balance Sheet"), and the related unaudited consolidated income statement of EG&G and its subsidiaries for the five months then ended; and

                      (D) the unaudited consolidated balance sheet of Lear and its subsidiaries as of May 31, 2002 (the "Lear Unaudited Interim Balance Sheet"), and the related unaudited consolidated income statement of Lear and its subsidiaries for the five months then ended.

               (ii) The Target Companies Financial Statements present fairly, in all material respects, the financial position of the Target Companies as of the respective dates

                                      14.

thereof and the results of operations for the periods indicated and (in the case of the financial statements referred to in Sections 3.01(e)(i)(A) and (B)) cash flows of the Target Companies for the periods covered thereby. The Target Companies Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as otherwise stated in the applicable footnotes or auditor's report, and except that the financial statements referred to in Sections 3.01(e)(i)(C) and (D) do not contain footnotes and are subject to normal and recurring year-end audit adjustments).

          (f) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 2001, each of the Target Companies and their respective subsidiaries have conducted their business only in the ordinary course and there has not been (i) any material adverse change to the Target Companies and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have a material adverse effect on either of the Target Companies, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Target Companies' capital stock, (iii) any split, combination or reclassification of any of the Target Companies' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Target Companies' capital stock, except for issuances of Target Company Common Stock upon the exercise of the Target Company Options awarded prior to the date hereof in accordance with their present terms or in accordance with the terms of the Target Companies Stock Plans, (iv) (A) any granting by either of the Target Companies or any of their respective subsidiaries to any current or former director, executive officer or other key employee (as defined in Section 10.02) of either of the Target Companies or their respective subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of May 31, 2002, (B) any granting by either of the Target Companies or any of their respective subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business or as required under any employment agreements in effect as of May 31, 2002, or (C) any entry by either of the Target Companies or any of their respective subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business, (v) except as required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by either of the Target Companies materially affecting its assets, liabilities or business or (vi) any tax election that individually or in the aggregate would reasonably be expected to have a material adverse effect on the Target Companies or any of their material tax attributes or any settlement or compromise of any material income tax liability.

          (g) Compliance with Applicable Laws; Litigation. Each of the Target Companies, their subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of the Target Companies and their subsidiaries (collectively, the "Target Companies Permits"), except where the failure to have any such Target Companies Permits individually or in the aggregate would not have a material adverse effect on the Target Companies. Each of the Target Companies and their subsidiaries have complied with the terms

                                      15.

of the Target Companies Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on the Target Companies. As of the date of this Agreement, no suit, action or proceeding or, to the knowledge of the Target Companies (as defined in Section 10.02), investigation before or by any Governmental Entity, in each case with respect to the Target Companies or any of their subsidiaries or any of their respective properties is pending or, to the knowledge of the Target Companies, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not
(i) reasonably be expected to have a material adverse effect on the Target Companies or (ii) materially impair or delay the ability of the Target Companies to perform their obligations under this Agreement.

          (h)  Employee Benefit Plans and Employment Matters.

               (i) Section 3.01(h)(i) of the Target Companies Disclosure Schedule contains an accurate and complete list as of the date hereof of each collective bargaining agreement and each material plan or other arrangement providing for compensation, severance benefits, vacation pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits, whether written or unwritten, including, without limitation, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), providing benefits to any current or former employee, officer or director of either of the Target Companies, any of their wholly owned subsidiaries or any joint venture in which either of the Target Companies or any of their wholly owned subsidiaries participates (each a "Target Companies Affiliate"), or with respect to which either of the Target Companies or any Target Companies Affiliate has or may in the future have material liability (collectively, the "Target Companies Benefit Plans").

               (ii) Since December 31, 2001, there has not been any adoption or amendment in any material respect by the Target Companies, or, to the knowledge of the Target Companies, by any Target Companies Affiliate, of any Target Companies Benefit Plan, or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Target Companies Benefit Plan, or any change in the manner in which contributions to any Target Companies Benefit Plan are made or the basis on which such contributions are determined. The Target Companies do not intend nor have they committed to establish any new Target Companies Benefit Plan, to modify any Target Companies Benefit Plan (except to the extent required by law or to conform any such Target Companies Benefit Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Target Companies Benefit Plan.

               (iii) The Target Companies have made available to Parent correct and complete copies of (i) all documents setting forth the terms of each Target Companies Benefit Plan, including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Target Companies Benefit Plan, (iii) if Target Companies Benefit Plan is subject to the minimum funding standards of ERISA Section 302, the most recent annual and periodic accounting of Target Companies Benefit Plan assets, (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect

                                      16.

to each Target Companies Benefit Plan, (v) all material written agreements and contracts relating to each Target Companies Benefit Plan, including, without limitation, administrative service agreements and group insurance contracts,
(vi) all written materials provided to any employee or employees with respect to any Target Companies Benefit Plan, in each case relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any material liability to the Target Companies or any Target Companies Affiliate,
(vii) all material correspondence, if any, to or from any governmental agency relating to any Target Companies Benefit Plan, (viii) a sample COBRA form and related notice, (ix) all insurance policies, if any, in the possession of the Target Companies or any Target Companies Affiliate pertaining to fiduciary liability insurance covering the fiduciaries of each Target Companies Benefit Plan, (x) all discrimination tests, if any, required under the Code for each Target Companies Benefit Plan intended to be qualified under Section 401(a) of the Code for the three (3) most recent plan years, and (xi) the most recent determination or opinion letter issued by the Internal Revenue Service ("IRS") with respect to each Target Companies Benefit Plan intended to be qualified under Section 401(a) of the Code, if any.

               (iv) Except as set forth on Section 3.01(h)(iv) of the Target Companies Disclosure Schedule, to the knowledge of the Target Companies, no event has occurred and there exists no condition or set of circumstances, in connection with any of the Target Companies Benefit Plans which would subject the Target Companies or any Target Companies Affiliate to any liability that individually or in the aggregate would have a material adverse effect on the Target Companies under ERISA, the Code or any other applicable law.

               (v) To the knowledge of the Target Companies, each Target Companies Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Target Companies Benefit Plan that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Target Companies. To the knowledge of the Target Companies, all the Target Companies Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Target Companies or have been corrected in accordance with any government-sponsored voluntary correction program. Each Target Companies Benefit Plan that is intended to be qualified under Section 401(a) of the Code (i) has received a favorable determination letter from the IRS that it is so qualified; (ii) has filed an application for a determination letter with the IRS; or (iii) if such plan is not permitted to apply for a determination letter, is being operated in accordance with applicable law. Each trust established in connection with any Target Companies Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code (i) has received a determination letter from the IRS that such trust is so exempt; (ii) has filed an application for a determination letter with the IRS; or (iii) if such trust is not permitted to apply for a determination letter, is being operated in accordance with applicable law. To the knowledge of the Target Companies, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Target Companies Benefit Plan or the exempt status of any such trust, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Target Companies. As of the

                                      17.

date hereof, there are no actions, suits or claims pending, or to the knowledge of the Target Companies, threatened or reasonably anticipated (other than routine claims for benefits) against any Target Companies Benefit Plan or against the assets of any Target Companies Benefit Plan. Each Target Companies Benefit Plan (other than any Target Companies Benefit Plan to be terminated prior to the Effective Time in accordance with this Agreement, any Target Companies Benefit Plan that is a "defined benefit plan" (as defined in Section 3(35) of ERISA (a "Target Companies DB Plan"), and any Target Companies Benefit Plan that provides medical benefits (whether or not insured) with respect to current or former employers after retirement or other termination of service) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to the Target Companies or any Target Companies Affiliate. To the knowledge of the Target Companies, as of the date hereof, there are no audits, inquiries or proceedings pending or threatened by the IRS, Department of Labor ("DOL"), Pension Benefit Guaranty Corporation or any other Governmental Entity with respect to any Target Companies Benefit Plan.

               (vi) Except as any of the following either individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Target Companies, (A) neither of the Target Companies nor any Target Companies Affiliate has incurred any liability under Title IV of ERISA and no condition exists that presents a reasonable risk now or in the future to the Target Companies or any Target Companies Affiliate of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), (B) to the knowledge of the Target Companies, no Target Companies Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived, and (C) with respect to each Target Companies DB Plan, to the knowledge of the Target Companies, the assets of such plan equal or exceed the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA and valued on the basis of the continuation, and not the termination, of such Target Companies Benefit Plan).

               (vii) Except as set forth on Section 3.01(h)(vii) of the Target Companies Disclosure Schedule, neither of the Target Companies nor any Target Companies Affiliate is a party to any collective bargaining or other labor union contract applicable to persons employed by either of the Target Companies or any Target Companies Affiliate and to the knowledge of the Target Companies, no collective bargaining agreement is being negotiated by the Target Companies or any Target Companies Affiliate, in each case that is material to the Target Companies and the Target Companies Affiliates taken as a whole. As of the date of this Agreement, to the knowledge of the Target Companies, there is no labor dispute, strike or work stoppage against either of the Target Companies or any Target Companies Affiliate pending or, to the knowledge of the Target Companies, threatened which may interfere with the respective business activities of the Target Companies or any Target Companies Affiliate, except where such dispute, strike or work stoppage individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Target Companies. As of the date of this Agreement, to the knowledge of the Target Companies, none of the Target Companies, any Target Companies Affiliate or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Target Companies or any Target Companies Affiliate, and there is no charge or complaint against either of the Target Companies or any Target Companies Affiliate by the National Labor

                                      18.

Relations Board or any comparable governmental agency pending or threatened in writing, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Target Companies.

               (viii) Except as set forth in Section 3.01(h)(viii) of the Target Companies Disclosure Schedule, no Target Companies Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service the cost of which is material to the Target Companies and the Target Companies Affiliates taken as a whole, and to the knowledge of the Target Companies, any such Target Companies Benefit Plan providing such post-termination or post-retirement medical benefits may be terminated without any additional cost that would be material to the Target Companies and the Target Companies Affiliates taken as a whole. For purposes of the preceding sentence, "additional cost" shall mean a cost that exceeds the value of any assets that may be held in trust for purposes of providing such benefits under the Target Companies Benefit Plan.

               (ix) Except as set forth in Section 3.01(h)(ix) of the Target Companies Disclosure Schedule, no amounts payable under the Target Companies Benefit Plans solely as a result of the consummation of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of either of the Target Companies or any Target Companies Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director or (C) constitute a "change of control" under any Target Companies Benefit Plan, and each of the Target Companies and their respective Boards of Directors have taken all required actions to effect the foregoing.

               (x) To the knowledge of the Target Companies, each of the Target Companies and each Target Companies Affiliate are in compliance in all material respects with all applicable laws relating to employment, employment practices and wage and hours laws.

          (i)  Taxes.

               (i) Each of the Target Companies and their subsidiaries have filed all material tax returns and reports required to be filed by them and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on the Target Companies. Each of the Target Companies and each of their subsidiaries have paid (or the Target Companies have paid on such subsidiary's behalf) all taxes (as defined below) shown as due on such returns, and the EG&G and Lear Unaudited Interim Balance Sheets reflect an adequate reserve for all taxes payable by the Target Companies and their subsidiaries through the date of such financial statements.

                                      19.

               (ii) No deficiencies for any taxes have been proposed, asserted or assessed against either of the Target Companies or any of their subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on the Target Companies.

               (iii) Neither of the Target Companies nor any of their subsidiaries has taken any action, and none of the Target Companies knows of any fact, agreement, plan or other circumstance, that is reasonably likely to prevent the Mergers from qualifying as reorganizations within the meaning of
Section 368(a) of the Code.

               (iv) As used in this Agreement, "taxes" shall include all (x) federal, state, local or foreign income, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental charges, fees, levies or other assessments including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

               (v) None of the Target Companies nor any of their subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Mergers.

               (vi) None of the Target Companies or, to the knowledge of the Target Companies, any of their subsidiaries has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state, local or foreign tax law).

               (vii)  None of the Target Companies or any of their subsidiaries
(i) has ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income tax return (other than a group of which EG&G or Lear Holdings, LLC was the common parent), or (ii) has any liability for the taxes of any person (other than another of the Target Companies, Lear Holdings, LLC or any of their respective subsidiaries) under
Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise. None of the Target Companies or any of their subsidiaries is a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract pursuant to which the Target Companies or any of their subsidiaries could be liable for Taxes of any person after the Effective Time (other than another of the Target Companies, Lear Holdings, LLC or any of their subsidiaries).

          (j) State Takeover Statutes. The Boards of Directors of each of the Target Companies have approved this Agreement and the consummation of the Mergers and the other

                                      20.

transactions contemplated hereby and such approvals constitute approval of the Mergers and the other transactions contemplated by this Agreement by the Boards of Directors of the Target Companies under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to the Mergers and the other transactions contemplated by this Agreement.

          (k) Brokers. Except for amounts paid, or to be paid, by the Holder Representative as Holder Allocable Expenses, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Target Companies or any of their respective subsidiaries.

          (l) Environmental Matters. Each of the Target Companies and each of their respective subsidiaries (i) are in compliance in all material respects with all applicable Environmental Laws (as defined in Section 10.02) and (ii) possess all permits and other Governmental Authorizations (as defined in Section 10.02) required under applicable Environmental Laws, and are in compliance with the terms and conditions thereof, except as would not reasonably be expected to have a material adverse effect on the Target Companies. Neither of the Target Companies nor any of their respective subsidiaries has received any written notice from a Governmental Entity that alleges that either of the Target Companies or any of their subsidiaries is not in compliance with any Environmental Law except as would not reasonably be expected to have a material adverse effect on the Target Companies. To the knowledge of the Target Companies, (A) all property that is leased to, controlled by or used by either of the Target Companies or any of their subsidiaries, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material environmental contamination of any nature, (B) none of the property leased to, controlled by or used by either of the Target Companies or any of their subsidiaries contains any underground storage tanks, asbestos, equipment using polychlorinated biphenyls ("PCBs"), underground injection wells, and (C) none of the property leased to, controlled by or used by either of the Target Companies or any of their subsidiaries contains any septic tanks in which process wastewater or any Materials of Environmental Concern (as defined in Section 10.02) have been disposed, except as would not reasonably be expected to have a material adverse effect on the Target Companies. To the knowledge of the Target Companies, neither of the Target Companies nor any of their subsidiaries has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site, except as would not reasonably be expected to have a material adverse effect on the Target Companies.

          (m)  Contracts.

               (i) Section 3.01(m)(i) of the Target Companies Disclosure Schedule lists each Contract to which either of the Target Companies or any of their subsidiaries is a party or by which it or any of their properties or assets is bound, that is described in clauses (1)-(6) (the

                                      21.

"Target Companies Material Contracts") (other than classified contracts not permitted to be disclosed to Parent):

                      (1) each government contract which involves performance of services or delivery of goods and/or materials by either of the Target Companies or any of their respective subsidiaries of an amount or value in excess of $1,000,000;

                      (2) each note, debenture, other evidence of Indebtedness, guarantee, loan, credit or financing agreement or instrument or other Contract for money borrowed, including any agreement or commitment for future loans, credit or financing, in any case under which the repayment obligation exceeds $100,000;

                      (3) each Contract not in the ordinary course of business involving expenditures or receipts of either of the Target Companies and their respective subsidiaries in excess of $250,000;

                      (4) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property and involving aggregate payments in excess of $250,000;

                      (5) each joint venture Contract, partnership agreement, or limited liability company agreement; and

                      (6) each Contract explicitly requiring capital expenditures after the date hereof in an amount in excess of $250,000.

Neither of the Target Companies nor any of their subsidiaries is in violation of or default under (nor has either of the Target Companies or any of their subsidiaries received written notice from any third party alleging that either of the Target Companies or any of their subsidiaries is in violation of or in default under, nor, to the knowledge of the Target Companies, does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Target Companies Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Target Companies.

               (ii) Section 3.01(m)(ii) of the Target Companies Disclosure Schedule lists each Target Companies Material Contract which (A) provides that the terms thereof or any or all of the benefits or burdens thereunder will be affected or altered (including, by means of acceleration) by, or are contingent upon the execution of this Agreement or the consummation of the transactions contemplated hereby, or (B) will be subject to termination or cancellation as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

               (iii) Neither of the Target Companies nor any of their subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, all or any

                                      22.

substantial portion of the business of the Target Companies and their subsidiaries, taken as a whole, is or would be conducted.

          (n) Termination of Negotiations. Immediately following the execution of the Confidentiality Agreement dated June 6, 2002, between Parent and EG&G Technical Services, LLC (the "Confidentiality Agreement"), the Target Companies ceased and caused to be terminated all discussions with any third parties relating to any Acquisition Proposal (as defined in Section 4.03(a)) and since the execution of the Confidentiality Agreement, none of the Target Companies has engaged in any discussions with any third party that relate to any Acquisition Proposal.

          (o) Current Business Practices. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Target Companies, neither of the Target Companies nor any of their respective subsidiaries nor, to the knowledge of the Target Companies, any of their respective directors, officers, agents, employees or representatives (in their capacities as such) has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity;
(ii) directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, which is in any manner related to the business or operations of the Target Companies or any of their respective subsidiaries, that was illegal under any federal, state or local laws of the United States or any other country having jurisdiction; (iii) made any payment to any customer or supplier of the Target Companies or any of their respective subsidiaries, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges; (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the business of the Target Companies or any of their respective subsidiaries; or (v) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

     Section 3.02 Representations and Warranties of Parent and the Merger Subs. Except as set forth on the disclosure schedule delivered by Parent to the Target Companies prior to the execution of this Agreement (the "Parent Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Parent and each of the Merger Subs represent and warrant to the Target Companies as follows:

          (a) Organization, Standing and Corporate Power. Each of Parent and its subsidiaries, including the Merger Subs, is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each

                                      23.

jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Parent. Parent has made available to the Target Companies prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws, each as amended to date.

          (b) Subsidiaries. Section 3.02(b) of the Parent Disclosure Schedule includes all the subsidiaries of Parent which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by Parent, free and clear of all Liens other than Permitted Liens and
(iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except in the case of clauses (ii) and (iii) for any Liens or restrictions that would not have a material adverse effect on Parent.

          (c) Capital Structure. The authorized capital stock of Parent consists of 50,000,000 shares of Common Stock, par value $0.01 per share (the "Parent Common Stock"), and 3,000,000 shares of Preferred Stock, par value $0.01 per share, of which 100,000 have been designated Series D Convertible Preferred Stock and 100,000 have been designated Series E Preferred Stock (the "Permanent Preferred Stock"). At the close of business on July 12, 2002: (i) 24,911,352 shares of Parent Common Stock were issued and outstanding; (ii) 52,600 shares of Parent Common Stock in the aggregate were held by Parent and its subsidiaries in their treasuries; (iii) no shares of Preferred Stock were issued and outstanding; and (iv) 3,631,506 shares of Common Stock were reserved for issuance pursuant to the plans set forth in Section 3.02(c) of the Parent Disclosure Schedule (collectively, the "Parent Stock Plans"), of which 3,357,000 shares are subject to outstanding employee stock options or other rights to purchase or receive Parent Common Stock granted under the Parent Stock Plans (collectively, "Parent Employee Stock Options"). All outstanding shares of capital stock of Parent are, and all shares which may be issued (including the Bridge Preferred Stock and Parent Common stock to be issued hereunder and the Permanent Preferred Stock and the Conversion Shares issuable upon conversion thereof) will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and under the Management Rights and Standstill Agreement. Except as set forth in this Section 3.02(c), except for changes since July 12, 2002 resulting from the issuance of shares of Parent Common Stock pursuant to the Parent Employee Stock Options, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Parent, (B) any securities of Parent convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Parent and (C) any warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and no obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Parent and
(y) there are no outstanding obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Parent nor any Parent subsidiary is a party to any voting or registration rights agreement with respect to the voting or registration of any such securities. There are no outstanding (A) securities of Parent or

                                      24.

any Parent subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Parent subsidiary, (B) warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and no obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Parent subsidiary or (C) obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Parent subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than the Parent subsidiaries, Parent does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity. All outstanding shares of Parent Common Stock and all outstanding Parent Employee Stock Options have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all material requirements set forth in applicable Parent Material Contracts. All securities reacquired by Parent were reacquired in compliance with (i) the applicable provisions of the DGCL and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Parent Material Contracts.

          (d) Authority; Noncontravention. Parent and each of the Merger Subs have all requisite corporate power and authority to enter into this Agreement, the Registration Rights Agreement, the Voting Agreement, the Management Rights and Standstill Agreement and the Escrow Agreement and to consummate the transactions contemplated by such agreements. The execution and delivery of this Agreement by Parent and each of the Merger Subs and the consummation by Parent and each of the Merger Subs of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and each of the Merger Subs. This Agreement has been duly executed and delivered by Parent and each of the Merger Subs and, assuming the due authorization, execution and delivery by the Target Companies, constitutes a legal, valid and binding obligation of Parent and each of the Merger Subs, enforceable against Parent and each of the Merger Subs in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries, including the Merger Subs, under, (i) the certificate of incorporation or bylaws of Parent or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to materially impair or delay the ability of Parent or the Merger Subs

                                      25.

to perform their respective obligations under this Agreement. No Consent, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent or the Merger Subs or the consummation by Parent or the Merger Subs of the transactions contemplated hereby, except for: (1) in connection, or in compliance, with the provisions of the HSR Act; (2) the filing with the SEC of such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (3) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) the approval of the conversion of the Bridge Preferred Stock into shares of Parent Common Stock as provided in paragraph 5(b) of the Bridge Preferred Stock Certificate of Designations by the affirmative vote of a majority of shares of the Parent Common Stock represented in person or by proxy at a meeting of the stockholders of Parent, provided that the total vote cast on such approval represents over 50% in interest of all securities entitled to vote on the Parent Stockholder Proposal (the "Parent Stockholder Approval"); (5) such filings with and approvals of the NYSE and the Pacific Stock Exchange (the "PSE") to permit the shares of Parent Common Stock that are to be issued upon conversion of the Bridge Preferred Stock (the "Conversion Shares") to be listed on the NYSE and the PSE; (6) any novations, consents or approvals required in connection with government contracts or subcontracts thereunder or similar novations, consents or approvals under any other Contracts with any other Governmental Entities; (7) any filings required under the DOD Industrial Security Manual for Safeguarding Classified Information; (8) any filings required under U.S. Export Control Laws; and (9) such Consents, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to materially impair or delay the ability of Parent to perform its obligations under this Agreement.

          (e) Reports; Undisclosed Liabilities. Parent has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 2000 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents (including any financial statements filed as a part thereof or incorporated by reference therein) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent and its subsidiaries included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and

                                      26.

regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles throughout the periods covered (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Parent.

          (f) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since October 31, 2001, Parent and its subsidiaries, including the Merger Subs, have conducted their business only in the ordinary course and there has not been (i) any material adverse change in Parent and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have a material adverse effect on Parent, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock, other than dividends payable on Parent Preferred Stock in accordance with their terms as of the date of this Agreement, (iii) any split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's capital stock, except for issuances of Parent Common Stock upon the exercise of Parent Employee Stock Options, except upon conversion of the Series B Exchangeable Convertible Preferred Stock of Parent and except in accordance with the terms of the Parent Stock Plans, (iv) (A) any granting by Parent or any of its subsidiaries to any current or former director, executive officer or other key employee of Parent or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of April 30, 2002, (B) any granting by Parent or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business or pursuant to the Parent Stock Plans or (C) any entry by Parent or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business or as required under any employment agreements in effect as of April 30, 2002, (v) except as required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business or (vi) any tax election that individually or in the aggregate would reasonably be expected to have a material adverse effect on Parent or any of its tax attributes or any settlement or compromise of any material income tax liability.

          (g) Compliance with Applicable Laws; Litigation. Parent, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Parent and its subsidiaries (collectively, the "Parent Permits"), except where the failure to have

                                      27.

any such Parent Permits individually or in the aggregate would not have a material adverse effect on Parent. Parent and its subsidiaries have complied with the terms of the Parent Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on Parent. As of the date of this Agreement, no suit, action or, to the knowledge of Parent, investigation by or before any Governmental Entity in each case with respect to Parent or any of its subsidiaries or any of their respective properties is pending or, to the knowledge of Parent, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not
(i) reasonably be expected to have a material adverse effect on Parent or (ii) materially impair or delay the ability of Parent or the Merger Subs to perform their respective obligations under this Agreement.

          (h)  Employee Benefit Plans and Employment Matters.

               (i) Section 3.02(h)(i) of the Parent Disclosure Schedule contains an accurate and complete list as of the date hereof of each collective bargaining agreement and each material plan or other arrangement providing for compensation, severance benefits, vacation pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits, whether written or unwritten, including, without limitation, any "employee benefit plan" within the meaning of Section 3(3) of ERISA, providing benefits to any current or former employee, officer or director of Parent, any of its wholly owned subsidiaries or any joint venture in which Parent or any of its wholly owned subsidiaries participates (each a "Parent Affiliate"), or with respect to which Parent or any Parent Affiliate has or may in the future have material liability (collectively, the "Parent Benefit Plans").

               (ii) Since December 31, 2001, there has not been any adoption or amendment in any material respect by Parent, or, to the knowledge of Parent, by any Parent Affiliate, of any Parent Benefit Plan, or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Parent Benefit Plan, or any change in the manner in which contributions to any Parent Benefit Plan are made or the basis on which such contributions are determined. Parent does not intend nor has it committed to establish any new Parent Benefit Plan, to modify any Parent Benefit Plan (except to the extent required by law or to conform any such Parent Benefit Plan to the requirements of any applicable law, in each case as previously disclosed to the Target Companies in writing, or as required by this Agreement), or to enter into any Parent Benefit Plan.

               (iii) Parent has made available to the Target Companies correct and complete copies of (i) all documents setting forth the terms of each Parent Benefit Plan, including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Parent Benefit Plan, (iii) if Parent Benefit Plan is subject to the minimum funding standards of ERISA Section 302, the most recent annual and periodic accounting of Parent Benefit Plan assets, (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Parent Benefit Plan, (v) all material written agreements and contracts relating to each Parent Benefit Plan, including, without limitation, administrative service agreements and group insurance contracts,
(vi) all

                                      28.

written materials provided to any employee or employees with respect to any Parent Benefit Plan, in each case relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any material liability to Parent or any Parent Affiliate, (vii) all material correspondence, if any, to or from any governmental agency relating to any Parent Benefit Plan, (viii) a sample COBRA form and related notice, (ix) all insurance policies, if any, in the possession of Parent or any Parent Affiliate pertaining to fiduciary liability insurance covering the fiduciaries of each Parent Benefit Plan, (x) all discrimination tests, if any, required under the Code for each Parent Benefit Plan intended to be qualified under Section 401(a) of the Code for the three (3) most recent plan years, and (xi) the most recent determination or opinion letter issued by the IRS with respect to each Parent Benefit Plan intended to be qualified under Section 401(a) of the Code, if any.

               (iv) Except as set forth in Section 3.02(h)(iv) of the Parent Disclosure Schedule, to the knowledge of Parent, no event has occurred and there exists no condition or set of circumstances, in connection with any of the Parent Benefit Plans which would subject Parent or any Parent Affiliate to any liability that individually or in the aggregate would have a material adverse effect on Parent under ERISA, the Code or any other applicable law.

               (v) To the knowledge of Parent, each Parent Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Parent Benefit Plan that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent. To the knowledge of Parent, all the Parent Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent or have been corrected in accordance with any government-sponsored voluntary correction program. Each Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code (i) has received a favorable determination letter from the IRS that it is so qualified; (ii) has filed an application for a determination letter with the IRS; or (iii) if such plan is not permitted to apply for a determination letter, is being operated in accordance with applicable law. Each trust established in connection with any Parent Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code (i) has received a determination letter from the IRS that such trust is so exempt; (ii) has filed an application for a determination letter with the IRS; or (iii) if such trust is not permitted to apply for a determination letter, is being operated in accordance with applicable law. To the knowledge of Parent, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Parent Benefit Plan or the exempt status of any such trust, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent. As of the date hereof, there are no actions, suits or claims pending, or to the knowledge of Parent, threatened or reasonably anticipated (other than routine claims for benefits) against any Parent Benefit Plan or against the assets of any Parent Benefit Plan. Each Parent Benefit Plan (other than any Parent Benefit Plan to be terminated prior to the Effective Time in accordance with this Agreement, any Parent Benefit Plan that is a "defined benefit plan" (as defined in Section 3(35) of ERISA (a "Parent DB Plan"), and any Parent Benefit Plan that provides medical benefits (whether or not insured) with respect to current or former employers

                                      29.

after retirement or other termination of service) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent or any Parent Affiliate. To the knowledge of Parent, as of the date hereof, there are no audits, inquiries or proceedings pending or threatened by the IRS, DOL, Pension Benefit Guaranty Corporation or any other Governmental Entity with respect to any Parent Benefit Plan.

               (vi) Except as any of the following either individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent, (A) neither Parent nor any Parent Affiliate has incurred any liability under Title IV of ERISA and no condition exists that presents a reasonable risk now or in the future to Parent or any Parent Affiliate of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), (B) to the knowledge of Parent, no Parent Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived, and (C) with respect to each Parent DB Plan, to the knowledge of Parent, the assets of such plan equal or exceed the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA and valued on the basis of the continuation, and not the termination, of such Parent Benefit Plan).

               (vii) Except as set forth on Section 3.02(h)(vii) of the Parent Disclosure Schedule, neither Parent nor any Parent Affiliate is a party to any collective bargaining or other labor union contract applicable to persons employed by either of the Parent or any Parent Affiliate and to the knowledge of Parent, no collective bargaining agreement is being negotiated by Parent or any Parent Affiliate, in each case that is material to Parent and Parent Affiliates taken as a whole. As of the date of this Agreement, to the knowledge of Parent, there is no labor dispute, strike or work stoppage against Parent or any Parent Affiliate pending or, to the knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any Parent Affiliate, except where such dispute, strike or work stoppage individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent. As of the date of this Agreement, to the knowledge of Parent, none of Parent, any Parent Affiliate or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Parent or any Parent Affiliate, and there is no charge or complaint against Parent or any Parent Affiliate by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent.

               (viii) Except as set forth on Section 3.02(h)(viii) of the Parent Disclosure Schedule, no Parent Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service the cost of which is material to Parent and the Parent Affiliates taken as a whole, and to the knowledge of Parent, any such Parent Benefit Plan providing such post-termination or post-retirement medical benefits may be terminated without any additional cost that would be material to Parent and the Parent Affiliates taken as a whole. For purposes of the preceding sentence, "additional cost" shall mean a cost that exceeds the value of any assets that may be held in trust for purposes of providing such benefits under the Parent Benefit Plan.

                                      30.

               (ix) Except as set forth on Section 3.02(h)(ix) of the Parent Disclosure Schedule, no amounts payable under the Parent Benefit Plans solely as a result of the consummation of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of either of Parent or any Parent Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director or (C) constitute a "change of control" under any Parent Benefit Plan, and Parent and its Board of Directors have taken all required actions to effect the foregoing.

               (x) To the knowledge of Parent, Parent and each Parent Affiliate are in compliance in all material respects with all applicable laws relating to employment, employment practices and wage and hours laws.

          (i)  Taxes.

               (i) Each of Parent and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Parent. Parent and each of its subsidiaries has paid (or Parent has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Parent Filed SEC Documents") reflect an adequate reserve for all taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

               (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Parent or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Parent.

               (iii) Neither Parent nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Mergers from qualifying as reorganizations within the meaning of Section 368(a) of the Code.

               (iv) Neither Parent nor any of its subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code in conjunction with the Mergers.

                                      31.

               (v) Neither Parent nor, to the knowledge of Parent, any of its subsidiaries has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state, local or foreign tax law).

               (vi) Neither Parent or any of its subsidiaries (i) has ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income tax return (other than a group of which Parent was the common parent), or (ii) has any liability for the taxes of any person (other than Parent or any of its subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise. Neither Parent nor any of its subsidiaries is a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract pursuant to which Parent or any its subsidiaries could be liable for Taxes of any person after the Effective Time (other than Parent or any of its subsidiaries).

          (j) State Takeover Statutes. The Board of Directors of Parent has approved the terms of this Agreement and the consummation of the Mergers, the issuance of Parent Common Stock upon the conversion of the Bridge Preferred Stock as provided in paragraph 5(b) of the Bridge Preferred Stock Certificate of Designations and the other transactions contemplated hereby and such approval constitutes approval of the Mergers, such conversion and the other transactions contemplated by this Agreement by the Board of Directors of Parent under Section 203 of the DGCL and represents all the actions necessary to ensure that Section 203 of the DGCL does not apply to the Target Companies in connection with the Mergers and the other transactions contemplated by this Agreement.

          (k) Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co., whose fees and expenses will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

          (l) Environmental Matters. Parent and each of its subsidiaries (i) are in compliance in all material respects with all applicable Environmental Laws and (ii) possess all permits and other Governmental Authorizations required under applicable Environmental Laws, and are in compliance with the terms and conditions thereof, except as would not reasonably be expected to have a material adverse effect on Parent. None of Parent nor any of its subsidiaries has received any written notice from a Governmental Entity that alleges that Parent or any of its subsidiaries is not in compliance with any Environmental Law except as would not reasonably be expected to have a material adverse effect on Parent. To the knowledge of Parent, (A) all property that is leased to, controlled by or used by Parent or any of its subsidiaries, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material environmental contamination of any nature, (B) none of the property leased to, controlled by or used by Parent or any of its subsidiaries contains any underground storage tanks, asbestos, equipment using PCBs, underground injection wells, and (C) none of the property leased to, controlled by or used by Parent or any of its subsidiaries contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed, except as would not reasonably be expected to have a material adverse effect on Parent. To the knowledge of Parent, none of Parent nor any of its subsidiaries has ever sent or transported, or

                                      32.

arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list,
(ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site, except as would not reasonably be expected to have a material adverse effect on Parent.

          (m)  Contracts.

               (i) Except as disclosed in Section 3.02(m)(i) of the Parent Disclosure Schedule, there is no Contract to which Parent or any of its subsidiaries is a party or by which it or any of its properties or assets is bound that is required under the Exchange Act and the rules and regulations promulgated thereunder to be filed as an exhibit to any of the Parent SEC Documents (the "Parent Material Contracts"). Neither Parent nor any of its subsidiaries is in violation of or default under (nor has Parent or any of its subsidiaries received written notice from any third party alleging that Parent or any of its subsidiaries is in violation of or in default under, nor, to the knowledge of Parent, does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Parent Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Parent.

               (ii) Except as disclosed in Section 3.02(m)(ii) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is a party to or is bound by any Parent Material Contract which (A) provides that the terms thereof or any or all of the benefits or burdens thereunder will be affected or altered (including, by means of acceleration) by, or are contingent upon the execution of this Agreement or the consummation of the transactions contemplated hereby, or (B) will be subject to termination or cancellation as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

               (iii) Section 3.02(m)(iii) of Parent Disclosure Schedule sets forth (A) a list of all material agreements, instruments and other obligations pursuant to which any indebtedness for borrowed money or capitalized lease obligations of Parent or any of its subsidiaries and (B) the respective principal amounts outstanding thereunder as of the date of this Agreement.

               (iv) Neither Parent nor any of its subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, all or any substantial portion of the business of Parent and its subsidiaries, taken as a whole, is or would be conducted.

          (n) Financing. Parent has, pursuant to a legally binding commitment letter (the "Commitment Letter") (a true and correct copy of which has been provided to the Target Companies), sufficient cash on hand or available to it to pay the Cash Merger Consideration, the Estimated Expense Amount and the fees and expenses incurred by Parent and its subsidiaries in connection with the Mergers and to repay the Closing Debt.

                                      33.

          (o) Fairness Opinion. Parent has received the opinion of Merrill Lynch & Co., dated as of the date hereof, to the effect that, as of the date hereof, the aggregate consideration to be paid by Parent in the Mergers is fair to Parent from a financial point of view, and such opinion has not been withdrawn or modified.

          (p) Current Business Practices. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent, neither Parent nor any of its subsidiaries nor, to the knowledge of Parent, any of their respective directors, officers, agents, employees or representatives (in their capacities as such) has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, which is in any manner related to the business or operations of Parent or any of its subsidiaries, that was illegal under any federal, state or local laws of the United States or any other country having jurisdiction; (iii) made any payment to any customer or supplier of Parent or any of its subsidiaries, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges; (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the business of Parent and its subsidiaries; or (v) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.01  Conduct of Business by the Target Companies.

          (a) Conduct of Business by the Target Companies. Except as set forth in Section 4.01(a) of the Target Companies Disclosure Schedule, except as otherwise expressly contemplated by this Agreement or except as consented to by Parent during the period from the date of this Agreement to the Effective Time, each of the Target Companies shall, and shall cause their subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use all reasonable efforts to keep available the services of their current officers and other key employees. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, neither of the Target Companies shall, and neither shall permit any of their subsidiaries to:

               (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Target Companies Common

                                      34.

Stock upon the exercise of the Target Companies Stock Options under the Target Companies Stock Plans or in connection with other awards under the Target Companies Stock Plans outstanding as of the date hereof in accordance with their present terms or (C) except pursuant to agreements entered into with respect to the Target Companies Stock Plans in effect on the date hereof or pursuant to
Section 4.04, purchase, redeem or otherwise acquire any shares of capital stock of the Target Companies or any of their subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any material Lien (other than Permitted Liens) any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Target Companies Common Stock upon the exercise of the Target Companies Stock Options or in connection with other awards under the Target Companies Stock Plans outstanding as of the date hereof in accordance with their present terms);

               (iii) amend its certificate of incorporation, bylaws or other comparable organizational documents;

               (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, except for such acquisitions made in the ordinary course of business consistent with past practice;

               (v) sell, lease, license or otherwise dispose of any of its material properties or assets, other than in the ordinary course of business consistent with past practice and other than dispositions of obsolete or worthless assets;

               (vi) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for draw downs under the EG&G Credit Facility or the Lear Credit Facility;

               (vii) other than in the ordinary course of business, enter into or become bound by any Target Companies Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Target Companies Material Contract;

               (viii) take any action that is intended to cause the representations and warranties set forth in Section 3.01(f) to no longer be true and correct; or

               (ix) authorize, or commit or agree to take, any of the foregoing actions.

          (b) Other Actions. Except as required by law, none of the Target Companies or Parent shall, nor shall any of them permit any of their respective subsidiaries or affiliates to, voluntarily take any action that would reasonably be expected to result in any of the conditions to the Mergers set forth in
Article VI not being satisfied.

                                      35.

          (c) Advice of Changes. Each of the Target Companies and Parent shall promptly advise the other parties orally and in writing to the extent it has knowledge of any change or event having, or which would reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

     Section 4.02  Conduct of Business by Parent.

          (a)  Conduct of Business by Parent. Except as set forth in Section
4.02 of the Parent Disclosure Schedule, except as otherwise expressly contemplated by this Agreement or except as consented to by the Target Companies during the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations and to keep available the services of their current officers and other key employees. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of its subsidiaries to:

               (i) except for transactions between Parent and any of its wholly owned subsidiaries or between or among wholly owned subsidiaries of Parent (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Parent Common Stock upon the exercise of the Parent Employee Stock Options under the Parent Stock Plans or in connection with other awards under the Parent Stock Plans outstanding as of the date hereof in accordance with their present terms or (C) except pursuant to agreements entered into with respect to the Parent Stock Plans in effect on the date hereof, purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any material Lien (other than Permitted Liens and Liens granted in connection with (A) the Credit Agreement dated as of June 9, 1999, among Parent, various lenders, and Wells Fargo Bank, National Association, as Co-Lead Arranger and Administrative Agent, and Morgan Stanley Senior Funding, Inc., as Co-Lead Arranger and Syndication Agent; (B) the Indenture dated June 23, 1999, among Parent, the Subsidiary Guarantors (as defined therein), and Firstar Bank of Minnesota, National Association, as trustee) any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Parent Common Stock upon the exercise of the Parent Employee Stock Options or in connection with other awards under the Parent Stock Plans outstanding as of the date hereof in accordance with their present terms);

                                      36.

               (iii) amend its certificate of incorporation, bylaws or other comparable organizational documents, or in any way amend, modify, alter, repeal or waive the powers, rights, preferences or privileges of the Bridge Preferred Stock or the Permanent Preferred Stock;

               (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, except for such acquisitions made in the ordinary course of business consistent with past practice;

               (v) sell, lease, license, or otherwise dispose of any of its material properties or assets, other than in the ordinary course of business consistent with past practice, and other than the disposition of obsolete or worthless assets;

               (vi) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except (A) for draw downs under the following: (1) the Credit Agreement dated as of June 9, 1999, among Parent, various lenders, and Wells Fargo Bank, National Association, as Co-Lead Arranger and Administrative Agent, and Morgan Stanley Senior Funding, Inc., as Co-Lead Arranger and Syndication Agent, and (2) the credit facilities, loans and securities contemplated by the Commitment Letter; or (B) in the ordinary course of business of any of Parent's non-domestic subsidiaries, including, without limitation, Parent's guarantee of such non-domestic subsidiaries' indebtedness; or

               (vii) authorize, or commit or agree to take, any of the foregoing actions.

     Section 4.03  No Solicitation by the Target Companies.

          (a) The Target Companies will not (and will cause their subsidiaries, TC Group L.L.C. and its affiliates to not) and will instruct its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by them or any of their subsidiaries or affiliates, directly or indirectly through another person, to not, (i) solicit, initiate, induce or encourage (including by way of furnishing information), or take any other action designed to facilitate, or which would reasonably be expected to lead to, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract or agreement contemplating or otherwise relating to any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 5% or more of the net revenues, net income or assets of either of the Target Companies and their subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 5% or more of any class of equity securities of either of the Target Companies or any of their subsidiaries whose business constitutes 5% or more of the net revenues, net income or assets of either of the Target Companies and their subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 5% or more of any class of equity securities of either of the Target

                                      37.

Companies or any of their subsidiaries whose business constitutes 5% or more of the net revenues, net income or assets of either of the Target Companies and their subsidiaries, taken as a whole, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving either of the Target Companies or any of their subsidiaries whose business constitutes 5% or more of the net revenues, net income or assets of either of the Target Companies and their subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

          (b) In addition to the obligations of the Target Companies set forth in paragraph (a) of this Section 4.03, each of the Target Companies shall promptly advise Parent orally and in writing of any request for information, any Acquisition Proposal (including the identity of the person or group making the Acquisition Proposal and the terms thereof) or any inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal. The Target Companies will keep Parent reasonably informed of the status of any such request or any Acquisition Proposal.

     Section 4.04  Cash Out of Option Holders and Unaccredited Stockholders.

          (a) On or prior to the Closing Date, prior to the Effective Time, the Target Companies shall (i) purchase Target Companies Common Stock from a sufficient number of Target Companies stockholders so that there shall be no more than 35 holders of Target Companies Common Stock who are not "accredited investors" (as such term is defined in the Securities Act) as of the Effective Time and (ii) purchase all outstanding Target Companies Stock Options from all of the holders thereof.

          (b) Each issued and outstanding share of Target Companies Common Stock and each outstanding EG&G Stock Option and Lear Stock Option purchased in accordance with this Section 4.04 (collectively, the "Cashed Out Securities") shall be purchased for the following consideration (provided that any payment shall be reduced by the amount of taxes required to be withheld under law with respect to such payments and amounts so withheld shall be paid to the applicable taxing authority):

               (i) EG&G Common Stock and Stock Options. Each holder of EG&G Common Stock or EG&G Stock Options being purchased under this Section 4.04 shall be entitled to receive, in respect of the EG&G Common Stock or EG&G Stock Options held by such holder:

                      (1) a cash amount equal to (A) the product of (x) the number of shares of EG&G Common Stock held by such holder and/or issuable upon exercise of such EG&G Stock Options, divided by the Fully Diluted EG&G Shares (as defined in Section 10.02) ("Such Holder's Cash-Out EG&G Exchange Ratio"), multiplied by (y) (i) 79.50% of the Cash Merger Consideration (determined prior to the reduction for the Aggregate Cash Out Amount and without giving effect to the adjustments set forth in Section 2.02), plus (ii) the sum of the Aggregate EG&G Option Exercise Price and the aggregate amount due under the EG&G Notes outstanding immediately prior to the Effective Time, minus (B) the aggregate principal amount, together with all accrued and unpaid interest thereon, as of the Effective Time of any EG&G

                                      38.

Notes issued by such holder minus (C) the aggregate cash exercise price payable upon exercise of all EG&G Stock Options held by such holder;

                      (2) a cash amount equal to (x) the Parent Closing Stock Price multiplied by (y) Such Holder's Cash-Out EG&G Exchange Ratio multiplied by
(z) the EG&G Common Stock Merger Consideration; and

                      (3) a cash amount equal to (x) Such Holder's Cash-Out EG&G Exchange Ratio multiplied by (y) the EG&G Bridge Preferred Stock Merger Consideration, multiplied by (z) the Liquidation Preference.

               (ii) Lear Common Stock and Stock Options. Each holder of Lear Common Stock and Lear Stock Options being purchased under this Section 4.04 shall be entitled to receive, in respect of the Lear Common Stock or Lear Stock Options held by such holder:

                      (1) a cash amount equal to (A) the product of (x) the number of shares of Lear Common Stock held by such holder and/or subject to such Lear Stock Options, divided by the Fully Diluted Lear Shares (as defined in
Section 10.02) ("Such Holder's Cash-Out Lear Exchange Ratio"), multiplied by (y)
(i) 20.50% of the Cash Merger Consideration (determined prior to the reduction for the Aggregate Cash Out Amount and without giving effect to the adjustments set forth in Section 2.02), plus (ii) the sum of the Aggregate Lear Option Exercise Price and the aggregate amount due under the Lear Notes outstanding immediately prior to the Effective Time), minus (B) the aggregate principal amount, together with all accrued and unpaid interest thereon, as of the Effective Time of any Lear Notes issued by such holder, minus (C) the aggregate cash exercise price payable upon exercise of all Lear Stock Options held by such holder;

                      (2) a cash amount equal to (x) the Parent Closing Stock Price multiplied by (y) Such Holder's Cash-Out Lear Exchange Ratio multiplied by
(z) the Lear Common Stock Merger Consideration; and

                      (3) a cash amount equal to (x) Such Holder's Cash-Out Lear Exchange Ratio multiplied by (y) the Lear Bridge Preferred Stock Merger Consideration, multiplied by (z) the Liquidation Preference.

          (c) The aggregate amount paid to holders of Target Companies Common Stock and Target Companies Stock Options pursuant to this Section 4.04 shall be referred to as the "Aggregate Cash Out Amount."

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

     Section 5.01 Information Statement. Promptly after the execution of this Agreement, Parent shall prepare an information statement meeting the requirements of Regulation D of the Securities Act (the "Information Statement). The Target Companies shall provide to Parent and permit inclusion in the Information Statement such information relating to the Target Companies

                                      39.

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as may be required pursuant to Regulation D. The Information Statement shall include the recommendation of the boards of directors of the Target Companies in favor of the Mergers.

     Section 5.02 Target Companies Stockholder Solicitation. The Target Companies shall, in accordance with their respective certificates of incorporation and bylaws and the applicable requirements of the DGCL, call and hold special meetings of their respective stockholders or solicit the written consent of their respective stockholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Mergers and this Agreement (the "Target Companies Stockholder Solicitation"). The Target Companies shall cause a copy of the Information Statement to be delivered to each stockholder of the Target Companies who is entitled to vote pursuant to the Target Companies Stockholder Solicitation.

     Section 5.03  Parent Stockholder Meeting; Proxy Statement.

          (a) Parent shall, as soon as practicable (but in no event more than 180 days) following the Closing, duly call and give notice of a meeting of its stockholders (the "Parent Stockholder Meeting") for the purpose of obtaining the Parent Stockholder Approval.

          (b) Parent shall take or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to (i) prepare and file with the SEC, no later than twenty (20) days after the Closing, any documents or materials, including, but not limited to, a preliminary proxy statement pertaining to the Parent Stockholder Meeting and the Parent Stockholder Approval (the "Proxy Statement") and (ii) have the Proxy Statement cleared by the SEC (including with respect to clauses (i) and (ii) by consulting with the Holder Representative and responding promptly to any comments from the
SEC). The Proxy Statement shall include a statement to the effect that the Board of Directors of Parent recommends that Parent's stockholders vote to approve the conversion of Bridge Preferred Stock to Parent Common Stock in accordance with paragraph 5(b) of the Bridge Preferred Stock Certificate of Designations. Parent and its Board of Directors shall use best efforts to solicit from Parent's stockholders proxies in favor of, and take all other actions reasonably necessary to secure, the Parent Stockholder Approval. Parent shall notify the Holder Representative promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Proxy Statement by the SEC, and Parent shall promptly supply the Holder Representative with copies of all written correspondence between Parent and its representatives, on the one hand, and the SEC or members of its staff, on the other, with respect to the Proxy Statement. Parent, after consultation with the Holder Representative, shall use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement. Parent and the Holder Representative shall cooperate with each other in preparing the Proxy Statement, and Parent and the Holder Representative shall each use its reasonable best efforts to obtain and furnish the information required to be included in the Proxy Statement. Parent and the Holder Representative each agrees promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and Parent further agrees to take all steps reasonably necessary to cause the Proxy Statement, as so corrected, to be filed with the SEC and to be disseminated promptly to Parent stockholders, in each case as and to the extent required by applicable law.

                                      40.

          (c) Parent agrees that the information contained in the Proxy Statement (other than information with respect to the Holder Representative or any of its affiliates, which shall have been supplied in writing by them or any of their authorized representatives expressly for use in or in preparing the Proxy Statement) will not, at the date of mailing to Parent's stockholders or at the date of the Parent Stockholder Meeting, contain any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, and will not omit to state any material fact required to be stated therein or necessary to make any statement therein of a material fact, in the light of the circumstances under which it is made, not misleading or to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholder Meeting. The Proxy Statement will comply as to form in all material respects with the Exchange Act and the rules and regulations of the SEC thereunder. Parent shall deliver or cause to be delivered to the Holder Representative a draft of the Proxy Statement no later than fifteen (15) days after the Closing Date.

     Section 5.04 Access to Information; Confidentiality. To the extent permitted by applicable law and subject to the Confidentiality Agreement, each of the Target Companies and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other parties hereto and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other parties, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Target Companies and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other parties (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and
(b) all other information concerning its business, properties and personnel as such other parties may reasonably request. No review pursuant to this Section
5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by any party hereto to the other parties hereto. Each of the parties hereto will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information of any other party in accordance with the terms of the Confidentiality Agreement.

     Section 5.05  Reasonable Efforts; Cooperation.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions and Consents from Governmental Entities (including those required in connection with the HSR Act) and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary Consents from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to

                                      41.

have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, including, without limitation, the Voting Agreement, the Registration Rights Agreement, the Management Rights and the Standstill Agreement and the Escrow Agreement. Each party shall (i) within five (5) business days of the date of this Agreement comply with the notification and filing requirements of the HSR Act and use its commercially reasonable efforts to obtain early termination of the waiting period under the HSR Act and (ii) respond as promptly as practicable to (x) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (y) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Entity in connection with antitrust or related matters. Each of the Target Companies and Parent shall (i) give the other party prompt notice of the commencement or threat of commencement of any lawsuit or legal proceeding by or before any Governmental Entity with respect to the Mergers or any of the other transactions contemplated by this Agreement;
(ii) keep the other party informed as to the status of any such lawsuit or legal proceeding or threat; and (iii) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the Mergers. Except as may be prohibited by any Governmental Entity or by any Legal Requirement, (i) the parties will consult and cooperate with each other, and will consider in good faith the views of each another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any lawsuit or legal proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law and (ii) in connection with any such lawsuit or legal proceeding, each of the parties will permit authorized representatives of the other parties to be present at each meeting or conference relating to any such lawsuit or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such lawsuit or legal proceeding. At the request of Parent, each of the Target Companies shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to such Target Company's or its subsidiaries' ability to operate or retain any of the businesses, product lines or assets of such Target Company or any of its subsidiaries, provided that any such action is conditioned upon the consummation of the Mergers. The foregoing shall not require Parent to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to Parent's or its subsidiaries' ability to operate or retain any of the businesses, product lines or assets of Parent or any of its subsidiaries or to consent to or agree to any of the foregoing in order to fulfill any condition or obtain any consent to any divestiture in order to obtain the approval of any Governmental Entity. Nothing set forth in this
Section 5.05(a) will limit or affect actions permitted to be taken pursuant to
Section 4.03.

          (b) In connection with and without limiting the foregoing, if any state takeover statute or similar statute or regulation becomes applicable to the Mergers, this Agreement or any of the other transactions contemplated hereby, each of the parties shall use commercially reasonable efforts to take all action necessary to ensure that the Mergers and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Mergers and the other transactions contemplated by this Agreement.

                                      42.

     Section 5.06 Public Announcements. Parent and the Target Companies will consult with each other before issuing, and provide each other the opportunity to review, comment upon and approve, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation and approval, except as is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     Section 5.07 Target Companies Affiliates. Promptly following the date of this Agreement, the Target Companies shall deliver to Parent a list of names and addresses of each person who, in the Target Companies' reasonable judgment, is an affiliate of each of the Target Companies within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (the "Target Companies Affiliates"). The Target Companies shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Target Companies shall (i) deliver or cause to be delivered to Parent on or prior to the Closing Date, an affiliate letter in the form attached hereto as Exhibit 5.07 (an "Affiliate Letter") executed by the Holder Representative and (ii) use commercially reasonable efforts to cause to be delivered to Parent on or prior to the Closing Date, an Affiliate Letter executed by each of the other Target Companies Affiliates identified in the foregoing list. Parent shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any Parent Common Stock to be received by the Target Companies Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such letters.

     Section 5.08  Tax Matters.

          (a) At or prior to the Closing, Parent and the Target Companies shall execute and deliver to Cooley Godward LLP, counsel to Parent, and to Latham & Watkins, counsel to the Target Companies, tax representation letters in customary form (the "Tax Representation Letters"). Following delivery of the Tax Representation Letters, each of Parent and each Target Company shall use its reasonable efforts to cause Cooley Godward LLP and Latham & Watkins, respectively, to deliver to it a tax opinion, satisfying the conditions in Sections 6.01(k) and 6.02(j). In rendering such opinions, each of such counsel shall be entitled to rely on the Tax Representation Letters.

          (b) Neither Parent nor the Target Companies, nor any of their respective Affiliates, shall take any action, or fail to take any action, prior to or after the Effective Time that would prevent the Mergers from qualifying as reorganizations described in Section 368(a) of the Code. Each of the Target Companies and Parent shall cause all tax returns relating to the Mergers to be filed on the basis of treating the Mergers as reorganizations under Section 368(a) of the Code. Notwithstanding anything to the contrary contained in this Agreement, this Section 5.08 shall survive without limitation.

     Section 5.09 Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, none of the Target Companies or

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

Parent shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries or affiliates is a party (other than the Confidentiality Agreement pursuant to its terms or by written agreement of the parties thereto). During such period, the Target Companies or Parent, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

     Section 5.10 Stockholder Approval of Parachute Payments. The Target Companies shall use all reasonable efforts to obtain Target Companies stockholder approval satisfying the requirements of Code Section 280G(b)(5) and the regulations thereunder for any payments that would otherwise be "parachute payments" (as defined in Section 280G of the Code) related to the transactions contemplated by or related to this Agreement, such that all of any such payments will not fail to be deductible by the Target Companies or its successor as a result of Section 280G of the Code.

     Section 5.11 Financing. Parent shall, and shall cause its subsidiaries to, use its best efforts to (a) consummate on or prior to the Closing Date the transactions contemplated by the Commitment Letter and (b) at the Closing to repay, or cause the Target Companies to repay, the Closing Debt outstanding as of the Closing.

     Section 5.12 Certificates of Designations. Prior to the Closing, Parent shall file for record with the Secretary of State of the State of Delaware the Bridge Preferred Stock Certificate of Designations and the Permanent Preferred Stock Certificate of Designations in the forms attached hereto as Exhibits C and D, respectively.

     Section 5.13  Directors and Officers Indemnification and Insurance.

          (a) From and after the Effective Time, Parent agrees that it will cause the Surviving Corporations to continue to indemnify and hold harmless each present and former director and officer of either of the Target Companies or any of their respective subsidiaries against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that either of the Target Companies or their respective subsidiaries, as the case may be, would have been permitted under Delaware law and their respective certificates of incorporation or by-laws in effect on the date hereof to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable law); provided that the person to whom such expenses are advanced provides an undertaking to the applicable Surviving Corporation to repay such advances if it is ultimately determined that such person is not entitled to indemnification; provided, further, that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law and the certificate of incorporation and by-laws of the applicable Surviving Corporation or its subsidiary thereof shall be made by independent counsel selected by the applicable Surviving Corporation.

                                      44.

          (b) On or prior to the Closing Date, the Target Companies shall purchase and pay for extended reporting period endorsements under their, and their respective subsidiaries', respective existing directors' and officers' liability insurance coverage (the "D&O Insurance") for their respective directors and officers (including current and former directors and officers currently covered by such D&O Insurance coverage), which shall provide such directors and officers of the respective Target Companies and their respective subsidiaries with coverage for six (6) years from the Effective Time of not less than the existing coverage under the respective D&O Insurance coverage currently maintained by the respective Target Companies and their respective subsidiaries. Provided that Parent has received evidence reasonably satisfactory to it that the Target Companies have paid for such coverage on or prior to the Closing Date, the Closing Cash shall be deemed to be increased by the lesser of (i) one-half of the aggregate premium payments for such six year tail coverage and
(ii) $300,000.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     Section 6.01 Conditions to Obligations of Parent and the Merger Subs. The obligation of Parent and the Merger Subs to effect the Mergers is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Target Companies contained in this Agreement that is qualified by "material adverse effect" shall be true and correct in all respects as of the date hereof and as of the Closing, as if made anew at and as of that time (other than representations and warranties made as of a specific date, which shall be true and correct as of that date), except for changes after the date hereof which are contemplated or expressly permitted by this Agreement. Each of the representations and warranties of the Target Companies contained in this Agreement that are not qualified by "material adverse effect" shall be true and correct in all respects as of the date hereof and as of the Closing, as if made anew at and as of that time (other than representations and warranties made as of a specified date, which shall be true and correct as of that date), except
(i) for changes after the date hereof which are contemplated or expressly permitted by this Agreement and (ii) where all such failures to be true and correct, individually or in the aggregate, do not constitute a material adverse effect with respect to the Target Companies.

          (b) Performance of Obligations. The Target Companies shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c) No Material Adverse Effect. Since the date of this Agreement there shall not have been any material adverse effect on the Target Companies, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have a material adverse effect on the Target Companies.

          (d) Governmental and Regulatory Approvals. Other than (i) the filing provided for under Section 1.03 and the receipt of approvals in respect thereof, which shall have

                                      45.

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been obtained in form and substance reasonably satisfactory to Parent, and (ii)
any novations or consents required in connection with the Target Companies' government contracts, any other Contracts with any Governmental Entity or any subcontracts under any such government contracts or other Contracts with any Governmental Entity or in connection with United States Government security clearances, all Consents and actions of, filings with and notices to any Governmental Entity required of the Target Companies, Parent or any of their subsidiaries to consummate the Mergers and the other transactions contemplated hereby, the failure of which to be obtained or taken is reasonably expected to have a material adverse effect on the Surviving Corporation and its prospective subsidiaries, taken as a whole, shall have been obtained in form and substance reasonably satisfactory to Parent. The waiting period, if any, applicable to each of (i) the consummation of the Mergers, (ii) the issuance of the Common Stock Merger Consideration and (iii) the issuance of the Bridge Preferred Stock Merger Consideration (and the conversion thereof into shares of Parent Common Stock), in each case, under the HSR Act shall have expired or been terminated.

          (e) NYSE Approval. The Common Stock Merger Consideration and the Conversion Shares shall have been approved for listing on the NYSE, subject to official notice of issuance, and in the case of the Conversion Shares, receipt of Parent Stockholder Approval.

          (f) Consents. All material Consents identified in Schedule 6.01 of this Agreement shall have been obtained and shall be in full force and effect.

          (g) No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Mergers by Parent shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or applicable to the Mergers that makes consummation of the Mergers by Parent illegal.

          (h) Dissenting Stockholders. The holders of not more than 2% of the Target Companies Common Stock shall have delivered a written demand for appraisal of their respective shares of Target Companies Common Stock pursuant to Section 262 of the DGCL.

          (i) No Governmental Litigation. There shall not be pending any Legal Proceeding in which a Governmental Entity is a party: (i) seeking to restrain or prohibit the consummation of the Mergers or any of the other transactions contemplated by this Agreement; (ii) relating to the Mergers and seeking to obtain from Parent or the Target Companies, any damages or other relief that would constitute a material adverse effect on Parent or the Target Companies;
(iii) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporations; (iv) that would materially and adversely affect the right of Parent or the Target Companies to own the assets or operate the business of the Target Companies in such a way as to have a material adverse effect on the Target Companies; or (v) seeking to compel the Target Companies, Parent or any of their respective subsidiaries, to dispose of or hold separate any assets, as a result of the Mergers or any of the other transactions contemplated by this Agreement in such a way as to have a material adverse effect on the Target Companies.

                                      46.

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          (j)  Documents.

               (i) Parent shall have received a certificate executed on behalf of each of the Target Companies by an executive officer of such Target Company, confirming that the conditions set forth in Sections 6.01(a) and (b), have been duly satisfied (the "Target Companies' Closing Certificate");

               (ii) The Escrow Agreement shall have been executed and delivered by the Escrow Agent (as defined in the Escrow Agreement) and the Holder Representative; and

               (iii) the Holder Representative shall have executed and delivered to Parent:

                      (A) a copy of the Registration Rights Agreement substantially in the form attached as Exhibit E hereto (the "Registration Rights Agreement"); and

                      (B) a copy of the Management Rights and Standstill Agreement in the form attached as Exhibit F hereto (the "Management Rights and Standstill Agreement").

          (k) Tax Opinion. Cooley Godward LLP shall have delivered an opinion to Parent and the Merger Subs, based upon the Tax Representation Letters, to the effect that the Mergers will be treated as reorganizations described in Section 368(a) of the Code (it being understood that if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Latham & Watkins renders such opinion to Parent).

          (l) Unaccredited Investors; Stockholder Certifications. There shall be no more than an aggregate of 35 holders of Target Companies Common Stock who have not been cashed out in accordance with Section 4.04(a) who are not "accredited investors" (as such term is defined in the Securities Act). Carlyle EG&G LLC and the Holder Representative shall have completed, executed and delivered to Parent a stockholder certification in the form attached as Exhibit G.

          (m) Termination of Management Agreement. Each of the following agreements shall have been terminated: (x) that certain Management Agreement dated August 20, 1999 between EG&G Technical Services, Inc. and TC Group Management, L.L.C. and (y) that certain Management Agreement dated September 16, 1997 between Lear Siegler Services, Inc. and TC Group Management, L.L.C.

     Section 6.02 Conditions to Obligations of the Target Companies. The obligation of the Target Companies to effect the Mergers is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Parent and the Merger Subs contained in this Agreement that is qualified by "material adverse effect" shall be true and correct in all respects as of the date hereof and as of the Closing, as if made anew at and as of that time (other than representations and warranties made as of a specific date, which shall be true and correct as of that date), except for changes

                                      47.

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after the date hereof which are contemplated or expressly permitted by this
Agreement. Each of the representations and warranties of Parent and the Merger Subs contained in this Agreement that are not qualified by "material adverse effect" shall be true and correct in all respects as of the date hereof and as of the Closing, as if made anew at and as of that time (other than representations and warranties made as of a specified date, which shall be true and correct as of that date), except (i) for changes after the date hereof which are contemplated or expressly permitted by this Agreement and (ii) where all such failures to be true and correct, individually or in the aggregate, do not constitute a material adverse effect with respect to Parent.

          (b) Performance of Obligations of Parent and the Merger Subs. Parent and the Merger Subs shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date.

          (c) No Material Adverse Effect. Since the date of this Agreement, there shall not have been any material adverse effect on Parent, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have a material adverse effect on Parent.

          (d) Value of Merger Consideration. (i) The sum of (x) the product of the Common Stock Merger Consideration multiplied by the Parent Closing Stock Price, plus (y) Aggregate Bridge Preferred Liquidation Value shall be at least
(ii) $156,705,000.

          (e) Governmental and Regulatory Approvals. Other than (i) the filing provided for under Section 1.03 and the receipt of approvals in respect thereof, which shall have been obtained in form and substance reasonably satisfactory to the Target Companies, and (ii) any novations or consents required in connection with the Target Companies' government contracts, any other Contracts with any Governmental Entity or any subcontracts under any such government contracts or other Contracts with any Governmental Entity or in connection with United States Government security clearances, all Consents and actions of, filings with and notices to any Governmental Entity required of the Target Companies, Parent or any of their subsidiaries to consummate the Mergers and the other transactions contemplated hereby, the failure of which to be obtained or taken is reasonably expected to have a material adverse effect on the Surviving Corporations and their prospective subsidiaries, taken as a whole, shall have been obtained in form and substance reasonably satisfactory to the Target Companies. The waiting period, if any, applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated.

          (f) Certificates of Designations. The Bridge Preferred Stock Certificate of Designations and the Permanent Preferred stock Certificate of Designations shall have been filed for record with the Secretary of State of the State of Delaware and each shall be effective.

          (g) Section 203 Exemption. The transactions contemplated by this Agreement shall have been exempted from the provisions of Section 203 of the DGCL.

                                       48.

          (h)  Documents.

               (i) The Target Companies shall have received a certificate executed on behalf of Parent by an executive officer of Parent, confirming that the conditions set forth in Sections 6.02(a) and (b) have been duly satisfied;

               (ii) The Escrow Agreement shall have been executed and delivered by each of the Escrow Agent and Parent; and

               (iii)  Parent shall have executed and delivered to the Target
Companies:

                      (A)  a copy of the Registration Rights Agreement; and

                      (B) a copy of the Management Rights and Standstill Agreement.

          (i) Repayment of Debt. Parent shall have repaid, or caused the Target Companies to repay, the Closing Debt and the lenders under the Lear Credit Facility shall have executed and delivered to LSS Holdings L.L.C. a written release of LSS Holdings L.L.C. from all guarantees of obligations under the Lear Guarantees, in form and substance reasonably satisfactory to Lear and its counsel.

          (j) Tax Opinion. Latham & Watkins shall have delivered an opinion to the Target Companies, based upon the Tax Representation Letters, to the effect that the Mergers will be treated as reorganizations described in Section 368(a) of the Code (it being understood that if Latham & Watkins does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Cooley Godward LLP renders such opinion to the Target Companies).

          (k) NYSE Approval. The Common Stock Merger Consideration and the Conversion Shares shall have been approved for listing on the NYSE, subject to official notice of issuance, and in the case of the Conversion Shares, receipt of Parent Stockholder Approval.

          (l) No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Mergers by the Target Companies shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or applicable to the Mergers that makes consummation of the Mergers by Target Companies illegal.

          (m) Election of Director. All actions shall have been taken by Parent and its Board of Directors so that, immediately upon the Effective Time, the Board of Directors shall consist of no more than twelve directors (including the director elected as provided herein) and the individual named in Section 2(b) of the Management Rights and Standstill Agreement (or such replacement as designated by the Carlyle Entities (as defined in the Management Rights and Standstill Agreement) in accordance with the terms thereof) shall be appointed to Parent's Board of Directors effective as of the Effective Time.

                                      49.

     Section 6.03 Frustration of Closing Conditions. Neither Parent nor the Target Companies may rely on the failure of any condition set forth in Section
6.01 or 6.02, as the case may be, to be satisfied if such failure was caused by such party's failure to use all reasonable efforts to consummate the Mergers and the other transactions contemplated by this Agreement, as required by and subject to Section 5.05.

                                   ARTICLE VII

                                   TERMINATION

     Section 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time:

            (a)    by mutual written consent of Parent and the Target Companies;

            (b) by either Parent or the Target Companies if the Mergers shall not have been consummated by September 30, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Mergers to be consummated by such time;

            (c) by either Parent or the Target Companies if a court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently enjoining or otherwise prohibiting either of the Mergers;

            (d) by Parent if (i) any of the Target Companies' representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, such that the condition set forth in Section 6.01(a) would not be satisfied, or (ii) any of the Target Companies' covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.01(b) would not be satisfied; provided, however, that if an inaccuracy in any of the Target Companies' representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Target Companies is curable by the Target Companies within 20 days after notice of such breach and the Target Companies are continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 7.01(d) on account of such inaccuracy or breach unless such breach is continuing for a period of 20 days after notice of such breach; or

            (e) by the Target Companies if (i) any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 6.02(a) would not be satisfied, or (ii) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in
Section 6.02(b) would not be satisfied; provided, however, that if an inaccuracy in any of Parent's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Parent is curable by Parent within 20 days after notice of such breach and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then

                                      50.

the Target Companies may not terminate this Agreement under this Section 7.01(e) on account of such inaccuracy or breach unless such breach is continuing for a period of 20 days after notice of such breach.

     Section 7.02 Effect of Termination. In the event of termination of this Agreement by the Target Companies or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, the Merger Subs, the Target Companies, other than the last sentence of Section 5.04, this Section 7.02 and Article VIII, which provisions survive such termination; provided, however, that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement. Without limiting the generality of the foregoing, in the event that (i) this Agreement is terminated pursuant to
Section 7.01(b) or Section 7.01(e), (ii) prior to such termination, the conditions set forth in Section 6.01 had been satisfied, and (iii) prior to such termination, Parent and/or one of the Merger Subs shall have failed or refused to consummate the transactions contemplated hereby, such failure or refusal shall constitute a willful and material breach of this Agreement by Parent (a "Terminating Parent Breach"). Without limiting the generality of the foregoing, in the event this Agreement is terminated pursuant to Section 7.01(b) or Section 7.01(d), (ii) prior to such termination, the conditions set forth in Section
6.02 had been satisfied, and (iii) prior to such termination, the Target Companies shall have failed or refused to consummate the transactions contemplated hereby, such failure or refusal shall constitute a willful and material of this Agreement by the Target Companies. In the event of a Terminating Parent Breach resulting directly or indirectly from or arising directly or indirectly out of the failure of Parent to obtain the financing contemplated by the Commitment Letter or the failure of the conditions precedent to such financing set forth in the Commitment Letter to be satisfied, (i) Parent shall pay to the Holder Representative (or to the Target Companies in such proportion as is designated in writing by the Holder Representative), within five (5) Business Days of the date of such termination of this Agreement, $2,000,000 in cash, by wire transfer of immediately available funds to an account designated in writing by the Holder Representative, as liquidated damages for such Terminating Parent Breach and (ii) such Payment shall constitute the sole and exclusive remedy for such Terminating Parent Breach.

     Section 7.03 Procedure for Termination. A termination of this Agreement pursuant to Section 7.01 shall, in order to be effective, require, in the case of Parent or either of the Target Companies, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                  ARTICLE VIII

                              INDEMNIFICATION, ETC.

     Section 8.01  Survival of Representations, Etc.

          (a) The representations and warranties made by the Target Companies (including the representations and warranties set forth in Section 3 and the representations and warranties set forth in the Target Companies Closing Certificate) shall survive the Closing and

                                      51.

shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (as defined in Section 10.02) (acting in good faith) delivers to the Holder Representative a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Target Companies (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 8.02 based on such alleged inaccuracy or breach (a "Claim Notice"), then the claim asserted in such Claim Notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved.

          (b) The representations and warranties made by Parent in Sections 3.02(a), (c), (d), (e), (f)(i) and (k) and in the Parent Closing Certificate solely with respect to such sections shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (as defined in Section 10.02) (acting in good faith) delivers to Parent a Claim Notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Parent in Sections 3.02(a), (c), (d),
(e), (f)(i) and (k) (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 8.04 based on such alleged inaccuracy or breach, then the claim asserted in such Claim Notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. All other representations and warranties made by Parent and the Merger Subs shall terminate and expire as of the Effective Time, and any liability of Parent or the Merger Subs with respect to all such representations and warranties (other than Sections 3.02(a), (c), (d), (e), (f)(i) and (k)) shall thereupon cease.

     Section 8.02 Indemnification by Sellers. From and after the Effective Time (but subject to Section 8.01(a)), the Parent Indemnitees may seek indemnification to the fullest extent permitted by law solely from the Stock Escrow Fund (as defined in the Escrow Agreement) for any Damages that are suffered or incurred by any of the Parent Indemnitees or to which any of the Parent Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of: (a) any inaccuracy in, or breach of, any representation or warranty set forth in Section 3.01 or in the Target Companies Closing Certificate, in the case of any representation or warranty qualified by "material adverse effect," or any material inaccuracy in, or breach of, any representation or warranty set forth in Section 3.01 or in the Target Company Closing Certificate, in the case of any representation or warranty not qualified by "material adverse effect";
(b) any breach of any covenant or obligation of the Target Companies; or (c) the exercise by any holder of Target Companies Common Stock of such holder's appraisal rights under Section 262 of the DGCL which results in such Dissenting Stockholder receiving an amount per share in excess of the Merger Consideration per share of Target Companies Common Stock (in which case the Parent Indemnitees shall be entitled to receive the difference between (A) the amount paid to such Dissenting Stockholder pursuant to the appraisal proceedings and (B) the product of (1) the Merger Consideration per share of Target Companies Common Stock and
(2) the total number of Dissenting Shares subject to such appraisal proceedings).

     Section 8.03 Threshold for Parent Indemnitees. The Parent Indemnitees shall not be entitled to seek any indemnification payment pursuant to Section
8.02 for any inaccuracy in or

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

breach of any of the representations and warranties set forth in Section 3.01 or the Target Companies Closing Certificate until such time as the total amount of all Damages that have been suffered or incurred by any one or more of the Parent Indemnitees and for which the Parent Indemnitees would otherwise be entitled to indemnification pursuant to Section 8.02(a), exceeds $3,000,000 in the aggregate (the "Damages Threshold"), at which point the Parent Indemnitees shall, subject to the last sentence of this Section 8.03, be entitled to recover the total amount of all Damages; provided, however, that the Damages Threshold shall not apply to any Damages arising from claims made pursuant to Section 8.02(c) above and Parent shall be entitled to recover the entire amount of any Damages related to any claim made therein, and any amount recovered under Section 8.02(c) shall not be included for purposes of determining whether the Damages Threshold has been reached. In no event shall the aggregate amount of Damages for which Parent Indemnitees shall be entitled to indemnification exceed $20,000,000.

     Section 8.04 Indemnification by Parent. From and after the Effective Time (but subject to Section 8.01(b)), Parent shall indemnify, defend and hold the Seller Indemnitees harmless to the fullest extent permitted by law for any Damages that are suffered or incurred by any of the Seller Indemnitees or to which any of the Seller Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of: (i) any inaccuracy in, or breach of, any representation or warranty set forth in Sections 3.02(a), (c), (d), (e), (f)(i) and (k) or in the Parent Closing Certificate with respect to such sections, in the case of any representation or warranty qualified by "material adverse effect," or any material inaccuracy in, or breach of, any representation or warranty set forth in Sections 3.02(a), (c), (d), (e), (f)(i) and (k) or in the Parent Closing Certificate with respect to such sections, in the case of any representation or warranty not qualified by "material adverse effect"; or (ii) any breach of any covenant or obligation of Parent.

     Section 8.05 Threshold for Seller Indemnitees. The Seller Indemnitees shall not be entitled to seek any indemnification payment pursuant to Section
8.04 for any inaccuracy in or breach of any of the representations and warranties set forth in Section 3.02(a), (c), (d), (e), (f)(i) and (k) until such time as the total amount of all Damages that have been suffered or incurred by any one or more of the Seller Indemnitees and for which the Seller Indemnitees would otherwise be entitled to indemnification pursuant to Section 8.04, exceeds $3,000,000 in the aggregate, at which point the Seller Indemnitees shall, subject to the last sentence of this Section 8.05, be entitled to recover the total amount of all Damages. In no event shall the aggregate amount of Damages for which Seller Indemnitees shall be entitled to indemnification exceed $20,000,000.

     Section 8.06 Exclusive Remedy. From and after the Closing, recourse of Parent to the Escrow Stock Fund (as defined in the Escrow Agreement) pursuant to the Escrow Agreement shall be the sole and exclusive remedy of Parent and the other Parent Indemnitees (or any person claiming by or through them) for damages for any inaccuracy in or breach of any representation, warranty, covenant or other obligation contained in this Agreement.

     Section 8.07 Certain Limitations. The rights of the Indemnitees to indemnification under Section 8.02 or 8.04, as applicable, constitutes the sole and exclusive remedy of such Indemnitees following the Closing for any breach or violation of, or default under, the terms of this Agreement. Except for any claim for indemnification pursuant to Section 8.02 or 8.04, as applicable, no Indemnitee shall assert or bring any claim for indemnification following the

                                      53.

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Closing for any breach or violation of, or default under, the terms of this
Agreement, or otherwise assert against any party any suit, claim or allegation relating to or arising out of this Agreement or the transactions contemplated hereby. No Indemnitee shall be entitled to indemnification pursuant to Section
8.02 or 8.04, as applicable, unless such Indemnitee asserts such claim for indemnification prior to the first anniversary of the Closing Date by providing written notice of such claim to the Holder Representative, in the case of a Parent Indemnitee, or Parent, in the case of a Seller Indemnitee. For purposes hereof, all Damages shall be calculated after giving effect to any related Tax Benefit and net of any related reserves and amount received from third parties, including without limitation insurance proceeds recovered under insurance policies with respect to any indemnifiable Damages.

     Section 8.08 Indemnification Procedures. If any claim, action, suit or proceeding covered by the foregoing agreements to indemnify and hold harmless (a "Proceeding") shall arise, the Indemnitee seeking indemnification shall give written notice thereof to the Holder Representative, in the case of a Parent Indemnitee, or to Parent, in the case of a Seller Indemnitee (the "Indemnitor"), promptly, but in any event within ten days, after the Indemnitee learns of the existence of such Proceeding; provided, however, that the Indemnitee's failure to give the Indemnitor prompt notice shall not release the Indemnitor except to the extent such party is prejudiced by such failure. Such notice shall describe the claim in reasonable detail and include copies of all related notices and documents (including court papers) served on or received by the Indemnitee. The Indemnitor shall have the right to participate in such claim or action, to assume the defense thereof with counsel reasonably acceptable to the Indemnitee, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided that, Indemnitor shall not, without the consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), settle, or consent to entry of any judgment in any Proceeding (i) without obtaining a release of the Indemnitee from, or acknowledging its obligation to indemnify the Indemnitee for, all Damages in respect of the claims underlying such Proceeding, and (ii) where the sole relief provided in connection with such settlement, consent or judgment is monetary damages. Notwithstanding the assumption of the defense of any Proceeding by an Indemnitor, the Indemnitee shall be entitled to participate (at its own expense) in such Proceeding. After notice to the Indemnitee of the Indemnitor's election to assume the defense of such claim or action, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such Proceeding. If the Indemnitor fails to assume the defense of such Proceeding within thirty
(30) days after receiving notice thereof from the Indemnitee, the Indemnitee shall have the right to undertake the defense and settlement of any such Proceeding, at the Indemnitor's expense; provided that, if the Indemnitee assumes the defense of any such Proceeding, (x) the Indemnitee shall not settle such Proceeding prior to final judgment thereon or forego any appeal with respect thereto without the prior written consent of the Indemnitor (which consent may not be unreasonably withheld) and (y) if such Indemnitee is a Parent Indemnitee, the costs of such defense by such Parent Indemnitee will be funded from the Stock Escrow Fund.

     Section 8.09 Exercise of Remedies by Indemnitees. No Parent Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto

                                      54.

or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy. No Seller Indemnitee shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Holder Representative (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

     Section 8.10 Tax Treatment of Indemnification. All amounts paid pursuant to this Article VIII shall be treated for tax purposes as adjustments to the Merger Consideration.

                                   ARTICLE IX

                              HOLDER REPRESENTATIVE

     Section 9.01 Designation and Replacement of Holder Representative. The parties have agreed that it is desirable to designate a representative to act on behalf of holders of the Target Companies Common Stock and Target Companies Stock Options for certain limited purposes, as specified herein (the "Holder Representative"). The parties have designated EG&G Technical Services Holdings, L.L.C. as the initial Holder Representative, and approval of this Agreement by the holders of the Target Companies Common Stock and Stock Options shall constitute ratification and approval of such designation. The Holder Representative may resign at any time, and the Holder Representative may be removed by holders that collectively owned more than 50% of the shares of EG&G Common Stock at the Effective Time and 50% of the shares of Lear Common Stock at the Effective Time ("Majority Holders"). In the event that a Holder Representative has resigned or been removed, a new Holder Representative shall be appointed by a vote of Majority Holders, such appointment to become effective upon the written acceptance thereof by the new Holder Representative.

     Section 9.02 Authority and Rights of Holder Representative; Limitations on Liability. The Holder Representative shall have such powers and authority as are necessary to carry out the functions assigned to it under this Agreement; provided, however, that the Holder Representative will have no obligation to act on behalf of the holders of Target Companies Common Stock and Target Companies Stock Options, except as expressly provided herein. Without limiting the generality of the foregoing, the Holder Representative shall have full power, authority and discretion to estimate and determine the amounts of Holder Allocable Expenses and to pay such Holder Allocable Expenses in accordance with
Section 2.05. The Holder Representative will have no liability to Parent, the Target Companies or the holders of Target Companies Common Stock and Target Companies Stock Options with respect to actions taken or omitted to be taken in its capacity as Holder Representative, except with respect to the Holder Representative's gross negligence or willful misconduct. The Holder Representative will at all times be entitled to rely on any directions received from the Majority Holders; provided, however, that the Holder Representative shall not be required to follow any such direction, and shall be under no obligation to take any action in its capacity as Holder Representative, unless the Holder Representative has been provided with funds, security or indemnities which, in the sole determination of the Holder Representative, are sufficient to protect the Holder Representative against the costs, expenses and liabilities which may be incurred by the Holder Representative in responding to such direction or taking such action. The Holder Representative shall be entitled to engage such counsel, experts and other agents and consultants as it shall deem

                                      55.

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necessary in connection with exercising its powers and performing its function hereunder and (in the absence of bad faith on the part of the Holder Representative) shall be entitled to conclusively rely on the opinions and advice of such Persons. The Holder Representative shall be entitled to reimbursement, from funds paid to it under Section 2.05 of this Agreement and/or otherwise received by it in its capacity as Holder Representative pursuant to or in connection with this Agreement, for all reasonable expenses, disbursements and advances (including fees and disbursements of its counsel, experts and other agents and consultants) incurred by the Holder Representative in such capacity, and for indemnification against any loss, liability or expenses arising out of actions taken or omitted to be taken in its capacity as Holder Representative (except for those arising out of the Holder Representative's gross negligence or willful misconduct).

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.01 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Parent and the Merger Subs, to:

                    URS Corporation
                    100 California Street, Suite 500
                    San Francisco, CA 94111
                    Facsimile No. (415) 398-2621
                    Attention: Kent P. Ainsworth

       with a copy to:

                    Cooley Godward LLP
                    One Maritime Plaza
                    San Francisco, California 94111
                    Telecopy No.: (415) 951-3699
                    Attention: Samuel M. Livermore, Esq.

     (b) if to the Holder Representative or, prior to the Effective Time, the Target Companies, to

                    EG&G Technical Services Holdings, L.L.C.
                    c/o The Carlyle Group
                    1001 Pennsylvania Ave., N.W., Suite 200
                    Washington, D.C. 20004-2505
                    Facsimile No. (202) 347-9250
                    Attention: Joseph E. Lipscomb
                    Telecopy No.: (202) 347-9250

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

       with a copy to:

                    Latham & Watkins
                    555 Eleventh St., N.W.
                    Suite 1000
                    Washington, D.C. 20004-1304
                    Telecopy No.: (202) 637-2201
                    Attention: Daniel T. Lennon

     Section 10.02 Definitions. For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

          (b) "Aggregate EG&G Option Exercise Price" means the sum of the cash exercise price payable upon exercise in full of all EG&G Stock Options purchased pursuant to Section 4.04;

          (c) "Aggregate Lear Option Exercise Price" means the sum of the cash exercise price payable upon exercise in full of all Lear Stock Options purchased pursuant to Section 4.04;

          (d) "Cashed Out Securities" has the meaning specified in Section 4.04(b).

          (e) "Closing Cash" means (i) the actual aggregate cash and cash equivalents on hand of the Target Companies as of the close of business on the Closing Date, determined in accordance with GAAP plus (ii) the Aggregate Cash Out Amount;

          (f) "Closing Debt" means the amount required to pay in full and fully discharge as of the Closing Date the Eagle Credit Facility and the Lear Credit Facility;

          (g) "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization);

          (h) "Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature;

          (i) "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including reasonable costs of investigation) or expense (but excluding any punitive damages);

                                      57.

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          (j)  "EG&G Credit Facility" means that Credit Agreement dated as of
August 20, 1999 among EG&G Technical Services, Inc., as borrower, Carlyle-EG&G Holdings Corp., as guarantor, and in each case as defined therein, the Lenders, the Issuing Banks, the Administrative Agent, the Syndication Agent, and the Arrangers.

          (k) "EG&G Stock Option" means each unexercised option to purchase shares of EG&G Common Stock;

          (l) an "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern;

          (m) "Fully Diluted EG&G Shares" means the sum of (i) all outstanding shares of EG&G Common Stock as of the Closing Date (excluding the shares of EG&G Common Stock purchased pursuant to Section 4.04) plus (ii) the number of shares of EG&G Common Stock purchased pursuant to Section 4.04 plus (iii) the number of shares of EG&G Common Stock underlying all EG&G Stock Options purchased pursuant to Section 4.04;

          (n) "Fully Diluted Lear Shares" means the sum of (i) all outstanding shares of Lear Common Stock as of the Closing Date (excluding the shares of Lear Common Stock purchased pursuant to Section 4.04) plus (ii) the number of shares of Lear Common Stock being purchased pursuant to Section 4.04 plus (iii) the number of shares of Lear Common Stock underlying all Lear Stock Options purchased pursuant to Section 4.04;

          (o) "Governmental Authorization" means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement; or (b) right under any contract with any Governmental Entity);

          (p) "Indebtedness" of any person means all obligations of such person for borrowed money required to be reflected as indebtedness (including the current portion thereof) on such person's financial statements prepared in accordance with generally accepted accounting principles;

          (q)  "Indemnitee" means a Parent Indemnitee or Seller Indemnitee;

          (r) "key employee" means, with respect to the Target Companies, George Melton, William Neeb, Stuart Young, Ed Katkic and Robert Rudisin and, with respect to Parent, Martin Koffel, Kent Ainsworth, Susan Kilgannon, Joseph Masters, David Nelson, Mark Perry, Irwin Rosenstein and Jean-Yves Perez;

          (s) "knowledge" of the Target Companies means the knowledge of George Melton, William Neeb, Stuart Young, Ed Katkic and Robert Rudisin following due inquiry of the other executive officers of each of the Target Companies, and of Parent or the Merger Subs

                                      58.

means Martin Koffel, Kent Ainsworth, Joseph Masters and David Nelson following due inquiry of the other executive officers of Parent;

          (t) "Lear Credit Facility" means that Credit Agreement dated as of September 16, 1997, as amended by that Amendment No. 1 and Consent dated as of October 23, 1997, as amended by that Amendment No. 2 dated as of November 3, 1997, as amended by that Amendment No. 4 dated as of April 30, 2002, among LSS Acquisition Corp., as borrower, UNC Aviation Services, Inc., as borrower, LSS Holdings, L.L.C., as guarantor, and in each case as defined therein, the institutions from time to time party thereto as Lenders, the Issuing Banks, and Citicorp USA, Inc., as Administrative Agent;

          (u) "Lear Guarantees" means the guarantees by LSS Holdings under the Lear Credit Facility;

          (v) "Lear Stock Option" means each unexercised option to purchase shares of Lear Common Stock;

          (w) "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel;

          (x) "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (or under the authority of the NYSE);

          (y) "material adverse change" or "material adverse effect" means, when used in connection with the Target Companies or Parent, any change, effect, event, occurrence or state of facts that is materially adverse to the business, assets, condition (financial or otherwise), operations, liabilities (whether contractual, environmental or otherwise) or properties of the Target Companies or Parent, as applicable, and their respective subsidiaries, taken as a whole, or would prevent or materially delay the consummation of the Mergers or otherwise have a material adverse effect on the ability of such party to perform its obligations under this Agreement;

          (z) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment;

          (aa) "Net Debt at Closing" means the "Closing Debt" less the "Closing Cash;"

          (bb) "Parent Indemnitee" means (a) Parent, (b) Parent's affiliates (including the Surviving Corporations); (c) the respective Representatives of the persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the persons referred to in clauses (a), (b) and (c) above;

                                      59.

          (cc) "Permitted Liens" means (i) mechanics, materialmen's and similar Liens with respect to any amounts not yet due and payable or which are being contested in good faith through appropriate proceedings, (ii) Liens for taxes not yet due and payable or which are being contested in good faith through appropriate proceedings, (iii) Liens arising in connection with the sale of foreign receivables, (iv) Liens on goods in transit incurred pursuant to documentary letters of credit, (v) Liens securing rental payments under capital lease agreements, (vi) Liens arising in favor of the United States Government as a result of progress payment clauses contained in any Government Contract, (vii) encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property and (viii) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money;

          (dd) "person" means an individual, corporation, partnership, limited liability companies, joint venture, association, trust, unincorporated organization or other entity;

          (ee) "Representative" means officers, directors, employees, agents, attorneys, accountants, advisors and other representatives;

          (ff) "Seller Indemnitee" means (a) any holder of Target Companies Common Stock at the Effective Time, (b) affiliates of the Persons referred to in clause (a); (c) any holder of Cashed Out Securities; (d) the respective Representatives of the persons referred to in clauses (a), (b) and (c) above; and (e) the respective successors and assigns of the persons referred to in clauses (a), (b), (c) and (d) above;

          (gg) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

          (hh) "Target Companies Stock Options" means the EG&G Stock Options and the Lear Stock Options; and

          (ii) "Tax Benefit" means a reduction in the tax liability (or increase in refund or credit or any item of deduction or expense) of a taxpayer for any taxable period. Except as otherwise provided in this Agreement, a Tax Benefit shall be deemed to have been realized or received from a Tax Item in a taxable period only if and to the extent that the tax liability of the taxpayer for such period, after taking into account the effect of the Tax Item, and any income recognized by the taxpayer pursuant to the indemnification provisions of this Agreement relating to the Tax Item, on the tax liability of such taxpayer in the current period and all prior periods, is less than it would have been had such tax liability been determined without regards to such Tax Item. For purposes of this definition, a "Tax Item" means any item of income, gain, loss, deduction, expense or credit, or other attribute that may have the effect of increasing or decreasing any tax.

     Section 10.03 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to,

                                      60.

this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     Section 10.04 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     Section 10.05 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     Section 10.06 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Mergers are consummated; provided that, in the event that the transactions contemplated hereby are not consummated, EG&G and Lear shall reimburse the Holder Representative for all costs and expenses incurred by the Holder Representative in connection with the transactions contemplated hereby.

     Section 10.07 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 10.08 Limited Applicability; Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), the Escrow Agreement, the Voting Agreement, the Management Rights and Standstill Agreement, the Registration Rights Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among

                                      61.

the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.13 and Article VIII, are not intended to confer upon any person other than the parties any rights or remedies.

     Section 10.09 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     Section 10.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 10.11 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

     Section 10.12 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                                      62.

     In Witness Whereof, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                   URS Corporation


                                   By: /s/ Kent P. Ainsworth
                                      -----------------------------------------
                                       Kent P. Ainsworth, Executive Vice
                                       President, Chief Financial Officer and
                                       Secretary


                                   URS Holdings, Inc.


                                   By: /s/ Kent P. Ainsworth
                                      ------------------------------------------

                                   Name: Kent P. Ainsworth
                                       -----------------------------------------

                                   Title:_______________________________________


                                   URS-LSS Holdings, Inc.


                                   By: /s/ Kent P. Ainsworth
                                      ------------------------------------------
                                       Kent P. Ainsworth, Executive Vice
                                       President and Chief Financial Officer


                 Signature Page - Agreement and Plan of Merger

                                   Carlyle EG&G Holdings Corp.


                                   By: /s/ Joseph E. Lipscomb
                                      ------------------------------------------
                                       Joseph E. Lipscomb, Vice President


                                   Lear Siegler Services, Inc.


                                   By: /s/ George R. Melton
                                      ------------------------------------------
                                       George R. Melton, President


                                   EG&G Technical Services Holdings, L.L.C., solely in its capacity as Holder Representative


                                   By: /s/ Joseph E. Lipscomb
                                      ------------------------------------------
                                       Joseph E. Lipscomb, Vice President


                 Signature Page - Agreement and Plan of Merger

                                   Schedule A
                                   EG&G Notes

       =================================================================
                   Maker              Original                 Date
                                      Principal
                                       Amount
       -----------------------------------------------------------------
         1.   George Melton         $1,000,000.00              12/29/00
       -----------------------------------------------------------------
         2.   Greg Trachta          $  200,000.00               4/22/01
       -----------------------------------------------------------------
         3.   Greg Trachta          $     100,000              01/04/02
       -----------------------------------------------------------------
         4.   Bill Neeb             $  200,000.00              12/03/99
       -----------------------------------------------------------------
         5.   Bill Neeb             $     100,000              01/30/02
       -----------------------------------------------------------------
         6.   Bob Rudisin           $   50,000.00              12/18/99
       -----------------------------------------------------------------
         7.   Bob Rudisin           $     100,000              01/31/02
       -----------------------------------------------------------------
         8.   Randy Wotring         $  200,000.00              12/20/99
       -----------------------------------------------------------------
         9.   Randy Wotring         $     100,000              01/30/02
       -----------------------------------------------------------------
         10.  Lex Allen             $   40,000.00              10/25/01
       -----------------------------------------------------------------
         11.  Lex Allen             $      60,000              01/30/02
       -----------------------------------------------------------------
         12.  Mike Donnelly         $   50,000.00              05/16/00
       -----------------------------------------------------------------
         13.  Mike Donnelly         $      46,000              01/29/02
       -----------------------------------------------------------------
         14.  Dave Wallace          $  200,000.00              09/18/01
       -----------------------------------------------------------------
         15.  Dave Wallace          $     100,000              01/02/02
       -----------------------------------------------------------------
         16.  Ed Katkic             $  400,000.00              01/05/02
       -----------------------------------------------------------------
         17.  Stuart Young          $   10,000.00              02/18/00
       -----------------------------------------------------------------
         18.  Stuart Young          $      20,000              04/09/01
       -----------------------------------------------------------------
         19.  Stuart Young          $      50,000              01/31/02
       -----------------------------------------------------------------
         20.  Dick Williamson       $  300,000.00              06/03/02
       -----------------------------------------------------------------
         21.  John Kennedy          $      50,000              01/22/02
       -----------------------------------------------------------------
         22.  Greg Robinson         $     100,000              01/28/02
       =================================================================

                                   Schedule A

                                   Schedule B

                                   Lear Notes


                                      None

                                   Schedule B

                                  Exhibit 5.07

                            Form of Affiliate Letter

                                                             _____________, 2002

URS Corporation
100 California Street, Suite 500
San Francisco, CA 94111-4529

Ladies and Gentlemen:

          The undersigned has been advised that as of the date of this letter he or she may be deemed to be an "affiliate" of URS Corporation, a Delaware corporation ("URS"), within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of July 16, 2002 (the "Merger Agreement") by and among Universe Corporation, URS Holdings, Inc., URS-LSS Holdings, Inc., Carlyle-EG&G Holdings Corp. ("Eagle"), Lear Siegler Services, Inc. ("Lear") and EG&G Technical Services Holdings, L.L.C., Eagle will be merged into Universe Holdings, Inc. and Lear will be merged into Universe-LSS Holdings, Inc. (the "Mergers"). Capitalized terms used in this letter, but not defined shall have the meanings set forth in the Merger Agreement.

          As a result of the Mergers, the undersigned may receive shares of Common Stock of Universe, shares of Series D Preferred Stock of Universe and/or shares of Series E Preferred Stock of Universe (the "Universe Shares") in exchange for shares of common stock of Eagle and/or shares of common stock of Lear ("Target Shares") owned by the undersigned. If in fact the undersigned is an "affiliate" of URS under the Act, the undersigned's ability to sell, exchange, pledge, assign, transfer, or otherwise dispose of URS Shares received by the undersigned in the Mergers may be restricted, unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited, and, to the extent necessary, the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such URS Shares of Rules 144 and 145(d) promulgated under the Act. The undersigned understands that URS will not be required to maintain the effectiveness of any registration statement under the Act for the purposes of resale of URS Securities by the undersigned, other than pursuant to the Registration Rights Agreement (as defined in the Merger Agreement), provided that, so long as the restrictions described in this letter are in effect, URS shall use its reasonable best efforts to meet the requirements of paragraph (c) of Rule 144 promulgated under the Act. Execution of this letter should not be considered an admission on the part of the undersigned that he or she is an "affiliate" of URS.

          The undersigned hereby represents to and covenants with URS that the undersigned will not sell, exchange, pledge, assign, transfer, or otherwise dispose of any URS Shares received by the undersigned in the Mergers, except (i) pursuant to an effective Registration Statement under the Act, or (ii) in a transaction which is not required to be registered under the Act or under Rule 145.

          The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing URS Shares received by the undersigned in connection with the Mergers or held by a transferee of the undersigned, which legends will be removed by delivery of substitute certificates without such legends (i) if a sale of URS Shares is effected in compliance with Rule 145(d)(1); (ii) if one year shall have elapsed from the date the undersigned acquired URS Shares in the Mergers and the undersigned provides evidence reasonably acceptable to URS that the provisions of Rule 145(d)(2) are then available to the undersigned; (iii) if two years shall have elapsed from the date the undersigned acquired URS Shares in the Mergers and the undersigned provides evidence reasonably acceptable to URS that the provisions of Rule 145(d)(3) are then available to the undersigned or (iv) upon receipt of an opinion in form and substance reasonably satisfactory to URS from counsel reasonably satisfactory to URS to the effect that such legends are no longer required for purposes of the Act, or (v) upon receipt of a "no action" letter obtained by the undersigned from the staff of the Securities and Exchange Commission.

          Subject to removal pursuant to the preceding paragraph, there will be placed on the certificates for URS Shares issued to the undersigned, or any substitutions therefor, a legend stating in substance:

       "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 (the "Securities Act") applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. The shares may not be sold, pledged or otherwise transferred except (i) pursuant to an effective registration under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in accordance with an exemption from the registration requirements of the Securities Act."

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the sale, exchange, pledge, assignment, transfer, or other disposition of URS Securities, and (ii) the receipt by the URS of this letter prior to the closing of the Mergers is an inducement to URS consummating the Mergers.

          The agreement evidenced by this letter shall be binding upon the undersigned and the undersigned's successors and assigns, and shall be governed by, and construed in accordance with, the laws of the State of California.

                      [This Space Intentionally Left Blank]

          In Witness Whereof, this letter has been duly executed as of the date first written above.

                                        Very truly yours,


                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                               Table of Contents

                                                                                      Page
ARTICLE I       THE MERGERS ..........................................................   1

     Section 1.01    The Mergers .....................................................   1

     Section 1.02    Closing .........................................................   2

     Section 1.03    Effective Time ..................................................   2

     Section 1.04    Effects of the Mergers ..........................................   2

     Section 1.05    Certificate of Incorporation and Bylaws of the Surviving
                     Corporations ....................................................   2

     Section 1.06    Directors and Officers of the Surviving Corporations ............   2

ARTICLE II      EFFECT OF THE MERGERs ON THE CAPITAL STOCK OF THE CONSTITUENT
                CORPORATIONS; EXCHANGE OF CERTIFICATES ...............................   3

     Section 2.01    Effect on Capital Stock .........................................   3

     Section 2.02    Estimated Net Debt at Closing ...................................   6

     Section 2.03    Exchange of Certificates ........................................   8

     Section 2.04    Certain Adjustments .............................................  10

     Section 2.05    Holder Allocable Expenses .......................................  10

     Section 2.06    Tax Consequences ................................................  11

     Section 2.07    Cancellation of Stockholder Notes ...............................  11

ARTICLE III     REPRESENTATIONS AND WARRANTIES .......................................  11

     Section 3.01    Representations and Warranties of the Target Companies ..........  11

     Section 3.02    Representations and Warranties of Parent and the Merger Subs ....  23

ARTICLE IV      COVENANTS RELATING TO CONDUCT OF BUSINESS ............................  34

     Section 4.01    Conduct of Business by the Target Companies .....................  34

     Section 4.02    Conduct of Business by Parent ...................................  36

     Section 4.03    No Solicitation by the Target Companies .........................  37

     Section 4.04    Cash Out of Option Holders and Unaccredited Stockholders ........  38

ARTICLE V       ADDITIONAL AGREEMENTS ................................................  39

     Section 5.01    Information Statement ...........................................  39

     Section 5.02    Target Companies Stockholder Solicitation .......................  40

     Section 5.03    Parent Stockholder Meeting; Proxy Statement .....................  40

     Section 5.04    Access to Information; Confidentiality ..........................  41

                                       i.

     Section 5.05    Reasonable Efforts; Cooperation .................................  41

     Section 5.06    Public Announcements ............................................  43

     Section 5.07    Target Companies Affiliates .....................................  43

     Section 5.08    Tax Matters .....................................................  43

     Section 5.09    Standstill Agreements; Confidentiality Agreements ...............  43

     Section 5.10    Stockholder Approval of Parachute Payments ......................  44

     Section 5.11    Financing .......................................................  44

     Section 5.12    Certificates of Designations ....................................  44

     Section 5.13    Directors and Officers Indemnification and Insurance ............  44

ARTICLE VI      CONDITIONS PRECEDENT .................................................  45

     Section 6.01    Conditions to Obligations of Parent and the Merger Subs .........  45

     Section 6.02    Conditions to Obligations of the Target Companies ...............  47

     Section 6.03    Frustration of Closing Conditions ...............................  50

ARTICLE VII     TERMINATION ..........................................................  50

     Section 7.01    Termination .....................................................  50

     Section 7.02    Effect of Termination ...........................................  51

     Section 7.03    Procedure for Termination .......................................  51

ARTICLE VIII    INDEMNIFICATION, ETC. ................................................  51

     Section 8.01    Survival of Representations, Etc. ...............................  51

     Section 8.02    Indemnification by Sellers ......................................  52

     Section 8.03    Threshold for Parent Indemnitees ................................  52

     Section 8.04    Indemnification by Parent .......................................  53

     Section 8.05    Threshold for Seller Indemnitees ................................  53

     Section 8.06    Exclusive Remedy ................................................  53

     Section 8.07    Certain Limitations .............................................  53

     Section 8.08    Indemnification Procedures ......................................  54

     Section 8.09    Exercise of Remedies by Indemnitees .............................  54

     Section 8.10    Tax Treatment of Indemnification ................................  55

ARTICLE IX      HOLDER REPRESENTATIVE ................................................  55

     Section 9.01    Designation and Replacement of Holder Representative ............  55

     Section 9.02    Authority and Rights of Holder Representative; Limitations on
                     Liability .......................................................  55

ARTICLE X       MISCELLANEOUS PROVISIONS .............................................  56

                                      ii.

     Section 10.01   Notices .........................................................  56

     Section 10.02   Definitions .....................................................  57

     Section 10.03   Interpretation ..................................................  60

     Section 10.04   Amendment .......................................................  61

     Section 10.05   Extension; Waiver ...............................................  61

     Section 10.06   Fees and Expenses ...............................................  61

     Section 10.07   Counterparts ....................................................  61

     Section 10.08   Limited Applicability; Entire Agreement; No Third-Party
                     Beneficiaries ...................................................  61

     Section 10.09   Governing Law ...................................................  62

     Section 10.10   Assignment ......................................................  62

     Section 10.11   Consent to Jurisdiction .........................................  62

     Section 10.12   Headings ........................................................  62

     Section 10.13   Severability ....................................................  62

                                      iii.